UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION XL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DESTINATION XL GROUP, INC.

Notice of Annual Meeting of Stockholders

to be held on August 13, 2015

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Destination XL Group, Inc. (the “Company”) will be held at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts 02021 at 9:00 A.M., local time, on Thursday, August 13, 2015 for the following purposes:

1.	To elect ten directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
2.	To reapprove the performance measures under the 2006 Incentive Compensation Plan for purposes of, Section 162(m) of the Internal Revenue Code.
3.	To approve, on an advisory basis, named executive officer compensation.
4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2016.
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of all ten nominees to serve as directors of the Company, (ii) FOR the reapproval of the material terms of the 2006 Incentive Compensation Plan, as amended, in order to preserve tax deductibility under Section 162(m) of the Internal Revenue Code, (iii) FOR the approval, on an advisory basis, of named executive officer compensation, and (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2016.

Along with the attached Proxy Statement, we are sending you copies of our Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

The Board of Directors has fixed the close of business on June 25, 2015 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.  Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.  A list of the stockholders of record as of the close of business on June 25, 2015 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 555 Turnpike Street, Canton, Massachusetts 02021, beginning on August 3, 2015 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person.  Regardless of whether you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented at the Annual Meeting. Stockholders of record at the close of business on the record date, whose shares are registered directly in their name, and not in the name of a broker or other nominee, may vote their shares in person at the Annual Meeting, even though they have sent in proxies.

By order of the Board of Directors,

/s/ ROBERT S. MOLLOY

ROBERT S. MOLLOY

Secretary

Canton, Massachusetts

July 2, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 13, 2015:

The Proxy Statement and 2015 Annual Report to Stockholders are available at:

http://investor.destinationxl.com/proxymaterials.cfm

IMPORTANT: Please mark, date, sign and return the enclosed proxy as soon as possible.  The proxy is revocable and it will not be used if you (1) give written notice of revocation to the Secretary of the Company at 555 Turnpike Street, Canton, Massachusetts 02021, prior to the vote to be taken at the Annual Meeting, (2) lodge a later-dated proxy or (3) attend and vote at the Annual Meeting.

TABLE OF CONTENTS

Page
Use of Proxies	1
Security Ownership	2
Proposal 1: Election of Directors	5
Corporate Governance	9
Committees of the Board	10
Director Compensation	13
Compensation Discussion and Analysis	16
Executive Compensation	18
Proposal 2: Reapproval of the Performance Measures Under the 2006 Incentive Compensation Plan for Purposes of Section 162(m) of the Internal Revenue Code	37
Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation	44
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	45
Report of the Audit Committee	47
Delivery of Documents to Stockholders Sharing an Address	48
Stockholder Proposals	48
Other Matters	49
Appendix A – Destination XL Group, Inc. 2006 Incentive Compensation Plan, as amended	A-1

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

(781) 828-9300

Proxy Statement

Annual Meeting of Stockholders

August 13, 2015

USE OF PROXIES

This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about July 2, 2015, in connection with the solicitation by the Board of Directors of Destination XL Group, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Stockholders, to be held at the Company’s corporate headquarters located at 555 Turnpike Street, Canton, Massachusetts 02021 at 9:00 A.M., local time, on Thursday, August 13, 2015 and at any and all adjournments thereof (the “Annual Meeting”). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders’ instructions.

Stockholders are encouraged to vote on the matters to be considered. However, if no instructions have been specified by a stockholder, the shares covered by an executed proxy will be voted (i) FOR the election of all ten nominees to serve as directors of the Company, (ii) FOR the reapproval of the material terms of the 2006 Incentive Compensation Plan, as amended, in order to preserve tax deductibility under Section 162(m) of the Internal Revenue Code, (iii) FOR the approval, on an advisory basis, of named executive officer compensation, (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, for the fiscal year ending January 30, 2016 and (v) in the discretion of the proxies named in the proxy card with respect to any other matters properly brought before the Annual Meeting. Any stockholder may revoke such stockholder’s proxy at any time before it has been exercised by attending the Annual Meeting and voting in person or by filing with the Secretary of the Company either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Only holders of record of our common stock, par value $0.01 per share, at the close of business on June 25, 2015, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting.  On that date, there were 50,747,684 shares of common stock issued and outstanding, excluding shares held by the Company in treasury.  Each share is entitled to one vote at the Annual Meeting.

A majority of the votes properly cast is required for approval of all matters.  However, as described in more detail in Proposal 3, Proposal 3 is an advisory vote and non-binding.

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Abstentions and broker “non-votes” will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner.  A bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal 4 to ratify the appointment of our independent registered public accounting firm, which is considered a “routine” proposal. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker if you want your vote to count in the election of directors, the re-approval of the material terms of the 2006 Incentive Compensation Plan, as amended, and the advisory votes related to executive compensation. Votes will be tabulated by our transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to us to be the beneficial owners of more than five percent of the issued and outstanding shares of our common stock as of June 15, 2015.  We were informed that, except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
Red Mountain Capital Partners LLC	7,543,621	(2)	14.86%
Red Mountain Partners, L.P.
RMCP GP LLC
Red Mountain Capital Management, Inc.
Willem Mesdag
10100 Santa Monica Boulevard, Suite 925
Los Angeles, California 90067

RBC Global Asset Management (U.S.) Inc.	6,933,640	(3)	13.66%
100 South Fifth Street
Suite 2300
Minneapolis, Minnesota 55402

Glenhill Advisors, LLC	5,181,520	(4)	10.21%
Glenn J. Krevlin
Glenhill Capital Advisors, LLC
Glenhill Capital Management, LLC
Glenhill Capital Overseas Master Fund, LP
600 Fifth Avenue, 11th Floor
New York, New York 10020

Seymour Holtzman	4,475,658	(5)	8.82%
100 N. Wilkes Barre Blvd.
Wilkes Barre, Pennsylvania 18702

Piper Jaffray Companies	3,257,203	(6)	6.42%
800 Nicollet Mall Suite 800 Minneapolis, Minnesota 55402

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Percentage ownership is based on 50,747,684 shares of our common stock outstanding as of June 15, 2015, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)

Based on a Form 4, dated June 2, 2015, 7,522,354 of these shares are held directly by Red Mountain Partners, L.P., a Delaware limited partnership (“RMP”), which has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition of such shares, and 11,267 of these shares are held directly by Red Mountain Capital Partners LLC, a Delaware limited liability company (“RMCP LLC”), which has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition of such shares. RMCP GP LLC, a Delaware limited liability company (“RMCP GP”), is the general partner of RMP. RMCP LLC is the managing member of RMCP GP. Red Mountain Capital Management, Inc., a Delaware corporation (“RMCM”), is the managing member of RMCP LLC. Willem Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM. Each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag, by virtue of their direct or indirect control of RMP, may be deemed to beneficially own some or all of the shares held by RMP. Each of RMCM and Mr. Mesdag, by virtue of their direct or indirect control of RMCP LLC, may be deemed to beneficially own some or all of the shares held by RMCP LLC. The shares reported as beneficially owned also include 10,000 shares subject to stock options exercisable within 60 days held directly by Mr. Mesdag.

(3)

Based on Amendment No. 6 to Schedule 13G, dated December 31, 2014, stating that RBC Global Asset Management (U.S.) Inc. (“RBC”) was the beneficial owner of the number of shares of common stock set forth opposite its name in the table.  RBC indicated that it has shared dispositive power with respect to all these shares and shared voting power with respect to 4,583,653 of these shares.

(4)

Based on Amendment No. 8 to Schedule 13G, dated May 14, 2015.. Of these shares, (i) Glenn J. Krevlin and Glenhill Advisors, LLC (“Glenhill Advisors”) each has sole dispositive power with respect to all of these shares, sole voting power with respect to 4,626,761 of these shares and shared voting power with respect to 554,759 of these shares; (ii) Glenhill Capital Advisors, LLC (“Glenhill Capital”) has shared disposition power and shared voting power with respect to all of these shares; (iii) Glenhill Capital Management LLC (“Glenhill Management”) has shared dispositive power with respect to 4,626,761 of these shares and shared voting power with respect to 4,626,761 of these shares; and Glenhill Capital Overseas Master Fund, LP (“Glenhill Overseas”) has shared dispositive power with respect to 2,908,936 of these shares and shared voting power with respect to 2,908,936 of these shares.

Mr. Krevlin is the managing member and control person of Glenhill Advisors and is the sole shareholder of Krevlin Management, Inc.  Krevlin Management, Inc. is the managing member of Glenhill Capital, which is the investment manager of Glenhill Overseas, Glenhill Concentrated Long Master Fund LLC, and Glenhill Long Fund, LP, each (along with Mr. Krevlin) a security holder of the Company. Glenhill Advisors is the managing member of Glenhill Management. Glenhill Management is the managing member of Glenhill Concentrated Long Master Fund, LLC, and Glenhill Long Fund GP, LLC, and is sole shareholder of Glenhill Capital Overseas GP, Ltd.  Glenhill Capital Overseas GP, Ltd. is the general partner of Glenhill Overseas. Glenhill Long GP, LCC is the general partner of Glenhill Long Fund, LP.  Glenhill Capital is also the investment manager for certain third party accounts in which 554,759 of these are held and managed by one or more of Mr. Krevlin, Glenhill Advisors, Glenhill Capital, Glenhill Management and Glenhill Overseas for the benefit of such third parties.

(5)	Based on a Form 4, dated April 8, 2013.
(6)

Based on Amendment No. 1 to Schedule 13G, dated December 31, 2014, stating that Advisory Research, Inc., a wholly-owned subsidiary of Piper Jaffray Companies (“Piper Jaffray”), is the beneficial owner of the number of shares of common stock set forth opposite its name in the table.  Piper Jaffray indicated that it has sole dispositive power with respect to all of these shares and sole voting power with respect to 4,101,701 of these shares. Piper Jaffray may be deemed to be the beneficial owner of these shares through of Advisory Research, Inc. However, Piper Jaffray disclaims beneficial ownership of such shares.

Security Ownership of Management

The following table sets forth certain information as of June 15, 2015, with respect to our directors, our Named Executive Officers (as defined below under “Compensation Discussion and Analysis”) and our directors and executive officers as a group.  Except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Title	Number of Shares Beneficially Owned		Percent of Class (1)
Seymour Holtzman	4,475,658		8.82%
Executive Chairman of the Board
David A. Levin	1,261,714	(2)	2.48%
Chief Executive Officer, President and Director
Peter H. Stratton, Jr.	98,265	(3)	*
Senior Vice President, Chief Financial Officer and Treasurer
Kenneth M. Ederle	157,878	(4)	*
Senior Vice President, Chief Merchandising Officer – Planning and Allocation
Robert S. Molloy	218,384	(5)	*
Senior Vice President, General Counsel and Secretary
Derrick Walker	126,657	(6)	*
Senior Vice President and Chief Marketing Officer
Alan S. Bernikow, Director	58,903	(7)	*
Jesse Choper, Director	111,263	(7)	*
John E. Kyees, Director and former Interim Chief Financial Officer	42,333	(8)	*
Willem Mesdag, Director	7,543,621	(9)	14.86%
Ward K. Mooney, Director	77,912	(7)	*
George T. Porter, Jr., Director	128,172	(10)	*
Mitchell S. Presser, Director	184,469	(7)	*
Ivy Ross, Director	24,984	(11)	*
Directors and executive officers as a group (22 persons)	15,496,427	(12)	30.21%

*	Less than 1%
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Percentage ownership is based on 50,747,684 shares of our common stock outstanding as of June 15, 2015, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(2)

Includes 39,188 shares subject to stock options exercisable within 60 days, 128,762 shares of unvested restricted stock, 160,952 shares of unvested restricted stock subject to performance pursuant to the Long-Term Incentive Plan 2013-2016 (“LTIP 2013-2016”) and 3,539 shares held pursuant to his 401(k) Plan account.

(3)

Includes 15,350 shares subject to stock options exercisable within 60 days, 22,222 shares of unvested restricted stock and 27,777 shares of unvested restricted stock subject to performance pursuant to the LTIP 2013-2016.

(4)

Includes 20,990 shares subject to stock options exercisable within 60 days, 36,111 shares of unvested restricted stock and 45,138 shares of unvested restricted stock subject to performance pursuant to the LTIP 2013-2016.

(5)

Includes 45,551 shares subject to stock options exercisable within 60 days, 36,111 shares of unvested restricted stock, 45,138 shares of unvested restricted stock subject to performance pursuant to the LTIP 2013-2016 and 3,900 shares held pursuant to his 401(k) Plan account.

(6)

Includes 42,631 shares subject to stock options exercisable within 60 days, 30,556 shares of unvested restricted stock and 38,194 shares of unvested restricted stock subject to performance pursuant to the LTIP 2013-2016.

(7)	Includes 25,000 shares subject to stock options exercisable within 60 days.
(8)	Includes 40,609 shares subject to stock options exercisable within 60 days and excludes 16,486 shares of deferred stock.
(9)	See Note (2) to the “Security Ownership of Certain Beneficial Owners” table above for information regarding the beneficial ownership of these shares.
(10)

Includes 37,757 shares subject to stock options exercisable within 60 days and excludes 5,094 shares of deferred stock held by the George Porter Trust.  Mr. Porter is the trustee of the trust and has all voting and investment rights.

(11)	Includes 15,000 shares subject to stock options exercisable within 60 days.
(12)

Includes 546,097 shares subject to stock options exercisable within 60 days, 433,964 of unvested shares of restricted stock, 580,641 shares of unvested restricted stock subject to performance pursuant to the LTIP 2013-2016, 17,266 shares held pursuant to respective 401(k) Plan accounts and excludes 21,580 of deferred stock.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, in accordance with our By-Laws, as amended (the “By-Laws”), has set the number of members of our Board of Directors at ten.  At the Annual Meeting, ten nominees will be elected to serve on the Board until the 2016 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, Seymour Holtzman, David A. Levin, Alan S. Bernikow, Jesse Choper, John E. Kyees, Willem Mesdag, Ward K. Mooney, George T. Porter Jr., Mitchell S. Presser and Ivy Ross as nominees. All of the nominees currently serve as members of our Board of Directors.  Each of the nominees has agreed to stand for re-election and to serve if elected.

Unless a proxy shall specify that it is not to be voted for a nominee, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Seymour Holtzman, David A. Levin, Alan S. Bernikow, Jesse Choper, John E. Kyees, Willem Mesdag, Ward K. Mooney, George T. Porter Jr., Mitchell S. Presser and Ivy Ross.  Although management expects all nominees to serve if elected, proxies will be voted for a substitute if a nominee is unable or unwilling to accept nomination or election.  Cumulative voting is not permitted.

Vote Needed for Approval

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Any abstentions and broker non-votes will not be counted as votes cast on this proposal and, accordingly, will have no effect.

Recommendation

The Board of Directors recommends that you vote “FOR”

the election of the ten individuals named below as directors of our Company.

Set forth below is certain information regarding our directors, including information furnished by them as to their principal occupations and business experience for the past five years, certain directorships held by each director within the past five years, their respective ages as of June 1, 2015 and the year in which each became a director of our Company:

NAME	AGE	POSITION	DIRECTOR SINCE
Seymour Holtzman	79	Executive Chairman of the Board and Director	2000
David A. Levin	64	President, Chief Executive Officer and Director	2000
Alan S. Bernikow	74	Director (1),(5)	2003
Jesse Choper	79	Director (1),(2),(3)	1999
John Edward Kyees	68	Director, former Interim Chief Financial Officer (4)	2010
Willem Mesdag	61	Director (2),(3)	2014
Ward K. Mooney	66	Director (2),(3)	2006
George T. Porter, Jr.	68	Director (3)	1999
Mitchell S. Presser	50	Director (1)	2007
Ivy Ross	59	Director	2013

(1)	Current member of the Nominating and Corporate Governance Committee.
(2)	Current member of the Audit Committee.
(3)	Current member of the Compensation Committee.
(4)	Mr. Kyees served as our interim Chief Financial Officer from February 2, 2014 until May 31, 2014.
(5)	Mr. Bernikow was a member of the Audit Committee until May 14, 2015, when he was replaced by Mr. Mooney.

Seymour Holtzman has served as our Executive Chairman of the Board since August 2014. From April 2000 to August 2014, Mr. Holtzman served as our Chairman of the Board.  On May 25, 2001, the Board of Directors hired Mr. Holtzman as an employee. Mr. Holtzman has been involved in the retail business for over 40 years. For many years, he has been the president and chief executive officer of Jewelcor, Incorporated, a former New York Stock Exchange listed company that operated a chain of retail stores. From 1986 to 1988, Mr. Holtzman was chairman of the board and also chief executive officer of Gruen Marketing Corporation, an American Stock Exchange listed company involved in the nationwide distribution of watches. For at least the last five years Mr. Holtzman has served as chairman and chief executive officer of Jewelcor Management, Inc., a company primarily involved in investment and management services.  Mr. Holtzman is the chief executive officer and indirectly the owner of C.D. Peacock, Inc., a Chicago, Illinois retail jewelry establishment, the managing member of Luxury Swiss, LLC, a retail Rolex Watch establishment, and the managing member of Homeclick, LLC, a privately-held internet retailer specializing in luxury brands for the home. Mr. Holtzman was the chief executive officer and co-chairman of the board of George Foreman Enterprises, Inc., formerly MM Companies, Inc. until his resignation in November 2010. Mr. Holtzman is a successful entrepreneur with extensive experience working with public companies and provides valuable insight to the Board with respect to strategic planning.

David A. Levin has been our President and Chief Executive Officer since April 10, 2000 and a director since April 11, 2000.  From 1999 to 2000, he served as the executive vice president of eOutlet.com. Mr. Levin was president of Camp Coleman, a division of The Coleman Company, from 1998 to 1999.  Prior to that, Mr. Levin was president of Parade of Shoes, a division of J. Baker, Inc., from 1995 to 1997. Mr. Levin was also president of Prestige Fragrance & Cosmetics, a division of Revlon, Inc., from 1991 to 1995.  Mr. Levin has worked in the retail industry for over 30 years. Since joining us, Mr. Levin has been instrumental in transforming us from a company which exclusively operated Levi Strauss & Co. branded apparel to the largest specialty retailer of big & tall men’s apparel.  In May 2012, Mr. Levin joined the board of directors of Christopher & Banks Corporation, a publicly-traded company that specializes in women’s apparel.  Mr. Levin brings to the Board valuable experience in merchandising and marketing initiatives.

Alan S. Bernikow has been a director since June 29, 2003.  From 1998 to May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer at Deloitte & Touche LLP where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, partner affairs and litigation matters. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow is a member of the board of directors of Revlon, Inc., a publicly-traded company, and Revlon Consumer Products Corporation and is chairman of the audit committee, compensation committee and stock plan committee of Revlon, Inc.; a member of the board of directors of Mack-Cali Realty Corporation, a publicly-traded company, as well as the chairman of the audit committee of Mack-Cali; and is a member of the board of directors of UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, and currently serves as chairman of its audit committee.  Mr. Bernikow has also served as a member of the boards of directors of several investment funds managed by UBS. Mr. Bernikow is also a member of the board of directors of Florida Community Bank and is chairman of its audit committee and a member of its compensation committee.  Based on Mr. Bernikow’s significant financial and accounting background, including 30 years of experience in public accounting, his experience serving as a director and audit committee member, and his status as an audit committee financial expert, the Nominating and Corporate Governance Committee concluded that Mr. Bernikow has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board.

Jesse Choper has been a director since October 8, 1999. Mr. Choper is the Earl Warren Professor of Public Law at the University of California at Berkeley School of Law, where he has taught since 1965.  From 1960 to 1961, Professor Choper was a law clerk for Supreme Court Chief Justice Earl Warren.  Mr. Choper is a member of the California Horseracing Board.  Mr. Choper was a member of the board of directors of George Foreman Enterprises, Inc. until his resignation in November 2010.  Mr. Choper provides valuable legal expertise to the Board.  His specific legal background makes him an authority on ethical behavior and he provides valuable insight with respect to corporate governance.  Mr. Choper’s tenure and service as a director for over ten years is also considered a valuable asset to the Board.

John E. Kyees has been a director since May 3, 2010.  From February 2, 2014 until May 31, 2014, Mr. Kyees served as Interim Chief Financial Officer of the Company.  From 2003 until his retirement in 2010, Mr. Kyees was the chief financial officer of Urban Outfitters, Inc. and also served as the chief of investor relations for Urban Outfitters in 2010.  Prior to that, from 2002 to 2003, Mr. Kyees was the chief financial officer and chief administrative officer of bebe Stores, Inc. Mr. Kyees is a member of the board of directors of Vera Bradley, Inc., a publicly-traded company, and serves as chairman of the audit committee.  Mr. Kyees was a member of the board of directors of Hot Topic, Inc., a formerly publicly-traded company, and was a member of the audit committee.  Mr. Kyees is a member of the board of directors of Rackwise, Inc., a publicly-traded company, and is a member of the audit committee.  In addition, Mr. Kyees is also a director of Arhaus Furniture, a privately-held retailer.  Mr. Kyees brings to the Board extensive executive-level retail experience having served as chief financial officer for several prominent retailers.  His insight with respect to merchandising, operational activities and finance is an asset to our Board. Institutional Investor magazine selected Mr. Kyees as a top specialty retail chief financial officer on five separate occasions, evidencing his strong skills in corporate finance, strategic and accounting matters.

Willem Mesdag has been a director since January 29, 2014.  Mr. Mesdag is the managing partner of Red Mountain Capital Partners LLC, an investment management firm. Prior to founding Red Mountain in 2005, Mr. Mesdag was a partner and managing director of Goldman Sachs & Co., which he joined in 1981. Prior to Goldman Sachs, he was a securities lawyer at Ballard, Spahr, Andrews & Ingersoll, which he joined in 1978. He currently serves on the boards of Encore Capital Group, Inc., a publicly-traded company, and Nature’s Sunshine Products, Inc., a publicly-traded company.  He previously served on the boards of 3i Group plc, Cost Plus, Inc. and Skandia Group AB. Having had an extensive career in international investment banking and finance, Mr. Mesdag brings to the Board significant knowledge and experience related to business and financial issues and corporate governance.

Ward K. Mooney has been a director since July 31, 2006.  Mr. Mooney is a founding partner of Crystal Financial LLC and since March 2010 has served as its chief executive officer. Prior to 2010, Mr. Mooney was the president of Bank of America Retail Finance Group and chief operating officer of Back Bay Capital, both of which were formerly Bank of Boston businesses which Mr. Mooney founded. Mr. Mooney provides the Board with valuable insight with respect to his extensive experience as a lender in the retail industry.  The Board has determined that based on Mr. Mooney’s extensive knowledge and experience in finance qualifies him as an “audit committee financial expert.”

George T. Porter, Jr. has been a director since October 28, 1999. Mr. Porter was president of Levi’s USA for Levi Strauss & Co. from 1994 to 1997.  Beginning in 1974, Mr. Porter held various positions at Levi Strauss & Co., including president of Levi’s Men’s Jeans Division. Mr. Porter was also corporate vice president and general manager of Nike USA from 1997 to 1998.  Mr. Porter provides the Board with extensive merchandising experience having worked at two highly prominent companies.  Mr. Porter’s tenure and service as a director for over ten years is also considered a valuable asset to the Board.

Mitchell S. Presser has been a director since May 1, 2007.  Since July 2014, Mr. Presser has been a partner and the head of U.S. M&A and private equity at Freshfields Bruckhaus Deringer.  From January 2014 until July 2014, Mr. Presser was a senior advisor to Paine & Partners, LLC, a private equity firm.  From November 2006 to December 2013, Mr. Presser was a founding partner of Paine & Partners, LLC.  Prior to that, Mr. Presser was a partner with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers & acquisitions.  Mr. Presser serves as a director on the boards of several privately-held companies.  Mr. Presser’s extensive experience in private equity and strategic planning provides valuable insight to the Board.

Ivy Ross has been a director since January 31, 2013.  In May 2014, Ms. Ross joined Google X as head of Glass.  From July 2011 until April 2014, Ms. Ross was the chief marketing officer of Art.com from where she oversaw the company's marketing, branding, merchandising and user-experience functions. Prior to Art.com, from June 2008 to June 2011, Ms. Ross was EVP of marketing for the Gap brand, and also acted as the creative catalyst for all brands within Gap, Inc. Ms. Ross also has held senior creative and product design positions at Disney Stores North America, Mattel, Calvin Klein, Coach, Liz Claiborne, Swatch Watch and Avon. Chosen by Fast Company and BusinessWeek as the new face of leadership, Ross was a contributing author to “The Change Champions Field Guide” and “Best Practices in Leadership Development and Organizational Change.” She has also served on Proctor and Gamble’s design board since its inception.  With her industry insight and marketing expertise, Ms. Ross provides a valuable perspective to the Board as we continue to build our Destination XL brand.

All directors hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

Current Non-Director Executive Officers

Peter H. Stratton, Jr., 43, became our Senior Vice President, Chief Financial Officer and Treasurer on June 1, 2014.  From August 2009 to May 31, 2014, Mr. Stratton was our Senior Vice President of Finance, Corporate Controller and Chief Accounting Officer.  Mr. Stratton joined us in June 2009 as Vice President of Finance. Prior to joining the Company, Mr. Stratton served as the senior director of corporate accounting at BearingPoint, Inc. from May 2007 to June 2009.  Prior to May 2007, Mr. Stratton held various finance and accounting leadership positions at Legal Sea Foods, Inc., Shaw’s Supermarkets, Inc. and Cintas Corporation.

Francis Chane, 52, has been our Senior Vice President of Distribution and Logistics since June 2011.  Prior to that, Mr. Chane was our Vice President of Distribution & Logistics since joining the Company in June 2008. Prior to joining our Company, Mr. Chane was the vice president operations & facilities for Redcats USA, a division of the French multi-national company PPR, from 1999 to April 2008.

Angela Chew, 48, has been our Senior Vice President and Chief Sourcing Officer since February 2015.  From March 2013 to February 2015, Ms. Chew was our Senior Vice President of Global Sourcing and Product Development. Prior to that, from May 2010 to March 2013, Ms. Chew was our Vice President of Global Sourcing.  Ms. Chew joined the Company in February 2009 as our Director of Global Sourcing. Prior to joining our Company, from October 2007 to December 2008 Ms. Chew was the senior product manager for Redcats USA.  From 2007 to 2009, Ms. Chew was an independent retail consultant and analyst with the Gerson Lehrman Group and in 2006, she held the positions of director and executive vice president of global sourcing for Rocawear.  Prior to that, Ms. Chew was the founder & partner of several apparel manufacturing companies & franchise restaurants. She also held various merchandising management positions with Macy’s corporate in New York and Hong Kong.

John F. Cooney, 32, has been our Vice President of Finance and Corporate Controller since June 2014 and in May 2015 he was also appointed Chief Accounting Officer.  From November 2010 until May 2014, Mr. Cooney was our Director of Financial Accounting and Reporting.  Prior to joining the Company, Mr. Cooney was an audit manager with PricewaterhouseCoopers LLP, which he joined in August 2004.  Mr. Cooney received a B.S. in Accounting from Providence College and a M.S. in Accounting from Boston College and is a CPA licensed in the Commonwealth of Massachusetts.

Kenneth M. Ederle, 50, has been our Senior Vice President and Chief Merchandising Officer since April 2013 and in April 2015 his role was expanded to include Planning and Allocation.  Prior to that, from May 2011 until April 2013, Mr. Ederle was our Senior Vice President – General Merchandising Manager DXL. Mr. Ederle served as our Vice President, General Merchandise Manager of Rochester Clothing from August 2008 until May 2011.  From January 2008 to August 2008, Mr. Ederle was our Merchandise Manager of Sportswear for Rochester Clothing and prior to that was one of our Merchandise Managers for Casual Male from November 2006 to December 2007.  Prior to joining the Company in 2006, Mr. Ederle was a senior buyer and senior planner for Limited Brands.

Jack R. McKinney, 59, has been our Senior Vice President and Chief Information Officer since June 2002.  Mr. McKinney began his career with Casual Male Corp. in 1997 and joined our Company in May 2002 as part of our acquisition of Casual Male Corp.

Robert S. Molloy, 55, has been our Senior Vice President and General Counsel since April 2010 and became Secretary of the Company on May 15, 2014.  From February 2008 until April 2010, Mr. Molloy was our Vice President and General Counsel. Prior to joining the Company, Mr. Molloy served as the vice president, assistant general counsel at Staples, Inc. from May 1999 to February 2008.  Prior to May 1999, Mr. Molloy was a trial attorney.

Brian S. Reaves, 54, has been our Senior Vice President and Chief Sales Officer since November 2014.  From May 2010 until November 2014, Mr. Reaves was our Senior Vice President of Store Sales and Operations.  Prior to joining our Company, Mr. Reaves was the vice president – Outreach and Group Sales for David’s Bridal from 2007 to 2009.  Before that, Mr. Reaves was the senior vice president of sales for The Bridal Group from 2004 to 2007.

Peter E. Schmitz, 56, has been our Senior Vice President and Chief Real Estate Officer since June 2013.  Prior to that, Mr. Schmitz was our Senior Vice President, Real Estate and Store Development.  Prior to joining the Company in August 2007, Mr. Schmitz was the vice president of real estate for Brooks/Eckerd Pharmacy Chain from October 1995 to August 2007.

Walter E. Sprague, 66, has been our Senior Vice President of Human Resources since May 2006.  From August 2003 through April 2006, Mr. Sprague was our Vice President of Human Resources.  Prior to joining our Company, Mr. Sprague was the managing director northeast, for Marc-Allen Associates, a nationwide executive recruiting firm.  From 1996 to 2002, Mr. Sprague was the assistant vice president – senior director of human resources for Foot Locker Inc. and prior to that, the assistant vice president – senior director of human resources for Woolworth Corporation, the predecessor company to Foot Locker Inc.

Derrick Walker, 46, has been our Senior Vice President and Chief Marketing Officer since May 2012.  Prior to joining our Company, Mr. Walker was the vice president of marketing for Lenscrafters from December 2009 to November 2011.  Before that, Mr. Walker was the vice president of marketing for Finish Line from December 2006 to September 2009.

There are no family relationships between any of our directors and executive officers.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of ten members and there are no vacancies.  A majority of the members of the Board are “independent” under the rules of the Nasdaq Global Select Market (“Nasdaq”).  The Board has determined that the following directors are independent: Messrs. Bernikow, Choper, Kyees, Mesdag, Mooney, Porter, Presser and Ross.

Our Board of Directors met six times during our fiscal year ended January 31, 2015 (“fiscal 2014”).  All directors attended more than 80% of all meetings of the Board and meetings of the committees of the Board on which each director served.

We believe that it is important for and we encourage the members of our Board of Directors to attend Annual Meetings of Stockholders. Last year, all members of the Board of Directors attended the Annual Meeting of Stockholders held on August 7, 2014.

Corporate Governance Highlights

We comply with the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the SEC and Nasdaq. To assist the Board in fulfilling its responsibilities, it has adopted certain Corporate Governance Guidelines (the "Governance Guidelines"). Many features of our corporate governance principles are discussed in other sections of this proxy statement, but some of the highlights are:

•

Published Governance Guidelines.  A copy of the Governance Guidelines can be found under “Corporate Governance –Charters & Policies” on the Investor Relations page of our website at www.destinationXL.com.

•	Annual Election of Directors. Our directors are elected annually for a term of office to expire at the next Annual Meeting (subject to the election and qualification of their successors).
•

Majority Vote for Uncontested Director Elections.  In June 2015, the Company amended its By-Laws to require, in an uncontested election, a majority of the votes properly cast for the election of our directors.  In the case of a contested election, a plurality vote will still be required for the election of directors.  Furthermore, in uncontested elections, any nominee for director who does not receive the approval of a majority of the votes properly cast will promptly tender to the Board his or her offer of resignation. If such an event were to occur, the amendment provides that the Nominating and Corporate Governance Committee of the Board will consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation offer based on all factors it deems relevant, including the various factors set forth in the By-Laws.  The amendment further provides that the Board will take action within 90 days following certification of the stockholders’ vote.

•

Independent Board.  The vast majority of our Board is comprised of independent directors, with the exception of our Executive Chairman of the Board and our Chief Executive Officer.  Mr. Kyees served as our Interim Chief Financial Officer from February 2, 2014 to May 31, 2014, during which time he was not an independent director.  Effective June 1, 2014, in accordance with NASDAQ rules, Mr. Kyees was considered an independent director but will not be able to serve as a member of our Audit Committee for a period of three years after his service as Interim Chief Financial Officer concluded.

•

Independent Lead Director. An independent director serves as "presiding director" at Board meetings on an alphabetically rotating schedule. The presiding director chairs any meeting of the independent directors and facilitates communications between other members of the Board and the Executive Chairman of the Board and/or the Chief Executive Officer. However, each director is free to communicate directly with the Executive Chairman of the Board and with the Chief Executive Officer. The following is a listing of the independent lead director at each of the in-person Board of Director meetings in fiscal 2014 (there is no presiding director for telephonic meetings):

Date of Meeting	Presiding Director
May 15, 2014	Jesse Choper
August 7, 2014	John Kyees
January 29, 2015	Willem Mesdag
•

Independent Board Committees.  All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors, and none receives compensation from us other than for service on our Board of Directors or its committees.

•

Independent Executive Sessions.  As contemplated by the Governance Guidelines, the Board of Directors is required to have at least semi-annual executive sessions where independent directors meet without the Executive Chairman or Mr. Levin (who do not qualify as “independent” under Nasdaq rules) and management. For fiscal 2014, the Board of Directors held three independent executive sessions.  In addition, periodically throughout the year, the full Board of Directors, including the Executive Chairman, may meet without management participation.

•

Committee Authority to Retain Independent Advisors. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has the authority to retain independent advisors, with all fees and expenses to be paid by the Company.

•

Audit Committee Policies and Procedures. Under its charter, the Audit Committee's prior approval is required for all audit services and permitted non-audit services (other than de minimis permitted non-audit services as defined and permitted by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accounting firm.

•

Audit Committee Financial Expert. Mr. Bernikow served as our “audit committee financial expert” until May 14, 2015.  Effective May 14, 2015, with his appointment to the audit committee during the Board meeting held on May 14, 2015, our Board has determined that Mr. Mooney is an “audit committee financial expert” under the rules of the SEC and is independent as defined by Nasdaq listing standards.

•

Stock Ownership Guidelines.  Through fiscal 2014, our directors were strongly encouraged, but not required, to receive 50% of his or her compensation in equity until such time that the fair value of equity held was equal to three times the annual retainer.  In December 2014, the Non-Employee Director Compensation Plan, which is described below under “Director Compensation,” was amended to require that beginning in fiscal 2015, each director elect at least 50% of his or her quarterly retainer to be paid in equity, in the form of options, shares or deferred stock or any combination thereof.  Such equity may not be sold by the director without the approval of the Board of Directors while each director is still serving on the Board.   While we do not have any required guidelines for stock ownership for members of senior management, we do encourage our senior management to have ownership in our Company. From fiscal 2009 to fiscal 2012, the Compensation Committee required that each participant in our long-term incentive plan irrevocably elect to receive at least 50% of any award earned in the form of equity.  A participant could choose shares of restricted stock or stock options, or any combination thereof, all of which vested ratably over a three year period beginning one year from the date of award. For the long-term incentive plan for fiscal 2013-2016, which is described in detail below under “Compensation Discussion and Analysis- Components of Executive Compensation – Long-term performance based plans”, 75% of any award earned will be paid in equity (50% in restricted shares and 25% in stock options) with the remaining 25% in cash.

•

No Hedging of Company Securities.  Our Insider Trading Policy prohibits our directors, officers and employees from engaging in various hedging activities with Company securities, including short sales and any transaction involving a publicly traded option, such as a put, call or other derivative security.

•	No Stockholder Rights Plan. We do not currently have a stockholder rights plan in effect and are not currently considering adopting one.
•	Vote Required For Merger or Business Combination. A majority vote of the outstanding shares entitled to vote is needed for the shareholders to approve a merger or business combination.
•

Claw-back Policy.  Our employment agreements with members of our senior management contain a claw-back provision that provides for remedies in the event we learn after the senior executive is terminated by us other than for “justifiable cause” that the senior executive could have been terminated for “justifiable cause.” Although the final rules have not yet been promulgated, the Dodd-Frank Act will also require that we implement a policy providing for the recovery of erroneously paid incentive-based compensation following a required accounting restatement.  Once the final rules are issued by the SEC, we will revise, in a timely manner, the claw-back provision of our employment agreements.

Committees of the Board

Our Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee.  The Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee are each comprised of directors who are “independent” under the rules of Nasdaq.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has a written charter, which can be found under “Corporate Governance– Charters & Policies” on the Investor Relations page of our website at http://investor.destinationxl.com. The Committee was established to perform functions related to governance of our Company, including, but not limited to, planning for the succession of our CEO and such other officers as the Committee shall determine from time to time, recommending to the Board of Directors individuals to stand for election as directors, overseeing and recommending the selection and composition of committees of the Board of Directors, and developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company. The current members of the Nominating and Corporate Governance Committee are Messrs. Choper, Bernikow and Presser, each of whom is “independent” under the rules of Nasdaq.  The Nominating and Corporate Governance Committee met five times during fiscal 2014.

The Board's current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating and Corporate Governance Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Committee (the current procedures are described below), and conduct inquiries it deems appropriate.  The Nominating and Corporate Governance Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating and Corporate Governance Committee in light of the minimum qualifications and other criteria for Board membership approved by the Committee from time to time.

While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership and identifies qualified candidates without regard to race, color, disability, gender, national origin, religion or creed, it does seek to ensure the fair representation of all stockholder interests on the Board.  In that regard, in considering candidates for the Board, the Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills and experience.  The Board believes that the use of these general criteria, along with the minimum qualifications listed below, will result in nominees who represent a mix of backgrounds and experiences that will enhance the quality of the Board.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee, both those recommended by the Committee and those recommended by stockholders, meets the following minimum qualifications:

•	The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.
•

The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	The nominee should have a commitment to understand our Company and our industry and to regularly attend and participate in meetings of the Board and its committees.
•

The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of ours, which includes stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all of our stakeholders.

•

The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

1. All stockholder recommendations for director candidates must be submitted to the Secretary at our corporate offices located at 555 Turnpike Street, Canton, Massachusetts, 02021 who will forward all recommendations to the Nominating and Corporate Governance Committee.

2. All stockholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement was released to stockholders in connection with our previous year's annual meeting.

3. All stockholder recommendations for director candidates must include the following information:

a. The name and address of record of the stockholder.

b. A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act.

c. The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

d. A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

e. A description of all arrangements or understandings between the stockholder and the proposed director candidate.

f. The consent of the proposed director candidate (i) to be named in the proxy statement relating to our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

g. Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Except where we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals, including nominees recommended by stockholders, believed to be qualified to become Board members and recommending to the Board the persons to be nominated by the Board for election as directors at any annual or special meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. The Committee may solicit recommendations from any or all of the following sources: non-management directors, the CEO, other executive officers, third-party search firms or any other source it deems appropriate.  The Committee will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate.  The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate.  Accordingly, there are no differences in the manner in which the Nominating and Corporate Governance evaluates director nominees recommended by stockholders.  In identifying and evaluating candidates for membership on the Board of Directors, the Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act.  The Audit Committee is currently comprised of Messrs. Choper, Mooney and Mesdag.  Each of the members of the Audit Committee is independent, as independence for Audit Committee members is defined under the rules of Nasdaq.  Through May 14, 2015, Mr. Bernikow served on the audit committee and was our “audit committee financial expert” under the rules of the SEC.  On May 14, 2015, Mr. Mooney was selected by the Board to replace Mr. Bernikow as a member of the Audit Committee and our Board determined that Mr. Mooney will now serve as our “audit committee financial expert.”

The Audit Committee operates under a written charter, which can be found under “Corporate Governance- Charters & Policies” on the Investor Relations page of our website at http://investor.destinationxl.com.

The purpose of the Audit Committee is to (i) assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders and the investment community; (ii) oversee the audits of our financial statements and our relationship with our independent registered public accounting firm; (iii) promote and further the integrity of our financial statements and oversee the qualifications, independence and performance of our independent registered public accounting firm (including being solely responsible for appointing, determining the scope of, evaluating and, when necessary, terminating the relationship with the independent registered public accounting firm); and (iv) provide the Board of Directors and the independent registered public accounting firm, unfiltered access to each other on a regular basis. The Audit Committee meets at least quarterly and as often as it deems necessary in order to perform its responsibilities. During fiscal 2014, the Audit Committee met five times.

For additional information regarding the Audit Committee, see the “Report of the Audit Committee” included elsewhere in this Proxy Statement.

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation.  The Compensation Committee also reviews and makes recommendations to the full Board, or independently approves, regarding all stock-based compensation awards to our executive officers under our equity incentive plans.  The Compensation Committee met seven times during fiscal 2014.  The current members of the Compensation Committee are Messrs. Choper, Mesdag, Mooney and Porter, each of whom is “independent” under the rules of the Nasdaq.

The Compensation Committee operates under a written charter, which can be found under “Corporate Governance –Charters & Policies” on the Investor Relations page of our website at http://investor.destinationxl.com.

The Compensation Discussion and Analysis recommended by the Compensation Committee to be included in the Proxy Statement begins on page 16 of this Proxy Statement.  Among other things, the Compensation Discussion and Analysis describes in greater detail the Compensation Committee’s role in the executive compensation process.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Executive Chairman of the Board of Directors. Since 2002, Mr. Holtzman has served as our Chairman and since August 2014 as Executive Chairman. The responsibilities of the Executive Chairman of the Board of Directors include presiding at all meetings of the Board of Directors and stockholders of the Corporation and any such duties and functions as may from time to time be assigned by the Board of Directors.

Separating the positions of Chief Executive Officer and Executive Chairman of the Board of Directors allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing independent advice to and oversight of management. Although Mr. Holtzman is not an independent director, the Board of Directors believes that having Mr. Holtzman serve as Executive Chairman of the Board of Directors is the appropriate leadership structure for the Company, given his wealth of retail experience, his extensive knowledge of the Company and his history of innovative and strategic thinking.

In addition, as described above, our Board of Directors has three standing committees, each chairman and each member of which is an independent director. Our Board of Directors delegates substantial responsibility to each committee of the Board of Directors, which reports their activities and actions back to the full Board of Directors. We believe that the independent committees of our Board of Directors and their chairpersons are an important aspect of the leadership structure of our Board of Directors.

In addition, our practice of having a Lead Independent Director presiding at each quarterly in-person meeting, on an alphabetically rotating basis, provides us with an opportunity for fresh insight when the agenda for each Board meeting is set.  It also provides the Board with leadership for the Independent Executive Sessions.

Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our executive officers are responsible for the day-to-day management of the material risks we face. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of the full Board of Directors in setting our business strategy is a key part of its oversight of risk management and in determining what constitutes an appropriate level of risk for us. The full Board of Directors receives updates from our executive officers and outside advisors regarding certain risks our Company faces, including various operating risks and corporate governance best practices.

Beginning in 2009, our senior management team completed a risk assessment, with Ernst & Young LLP, the Company’s independent registered public accounting firm at that time, serving as the facilitator.  Our senior management team identified, assessed and prioritized various risks throughout the Company.  Management identified compensating controls or recommendations for minimizing risk and meets periodically to review such controls and identify new potential risks.  A reassessment and examination of those risks and the respective controls was most recently completed in the third quarter of fiscal 2014.  The results of the risk reassessment were presented to the full Board of Directors.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting and auditing matters; our Compensation Committee oversees risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors, and director succession planning. Our Board committees report their findings to the full Board of Directors.

Our Chief Executive Officer and Chief Financial Officer attend all meetings of the Board of Directors, except executive and independent sessions, and are available to address any questions or concerns raised by the Board of Directors on risk management-related and any other matters.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors with respect to the compensation paid to our non-employee directors.

In January 2010, the Company established a Non-Employee Director Stock Purchase Plan to provide a convenient method for its non-employee directors to acquire shares of the Company’s common stock at fair market value by voluntarily electing to receive shares of common stock in lieu of cash for service as a director.  The substance of this plan is now encompassed within the Company’s Second Amended and Restated Non-Employee Director Compensation Plan (the “Non-Employee Director Compensation Plan”). There are 500,000 shares authorized for issuance under this plan for the sole purpose of satisfying elections to receive shares of common stock in lieu of cash for service as a director, of which 355,812 shares remain available for future issuances at January 31, 2015.  The Non-Employee Director Compensation Plan is a stand-alone plan and is not a sub-plan under our 2006 Incentive Compensation Plan (the “2006 Plan”).  Accordingly, shares issued under this plan do not reduce the shares available for issuance under the 2006 Plan.

With respect to the compensation of our non−employee directors, the Compensation Committee’s goal is to maintain a level of compensation paid to our non-employee directors that is in the median of the companies within our peer group as well as similarly-sized companies.  The Compensation Committee has historically retained Sibson Consulting, most recently in June 2013, to review compensation for our non-employee directors in comparison to our then peer group. As described below in “Compensation Discussion and Analysis – Compensation Committee Process,” the Compensation Committee has the authority to retain compensation consultants and other outside advisors, without Board or management approval, to assist it in carrying out its duties, including the evaluation of compensation for our non−employee directors. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors.

Under our Non-Employee Director Compensation Plan, non-employee directors receive an annual retainer of $102,250, which is paid quarterly.  Each non-employee director also receives $1,500 for participation in each meeting of the Board and its committees and $750 for participation in each telephonic meeting.  In addition, the Chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees receives an annual payment of $10,000, $5,000 and $5,000, respectively, which is paid quarterly.  Upon the initial election to the Board, a non-employee director will receive a stock option grant of 15,000 shares under our 2006 Plan.

Beginning in fiscal 2015, each non-employee director is required to receive 50% of his or her annual retainer in equity, in the form of stock options, stock or deferred shares.  Because the Non-Employee Director Compensation Plan is not a shareholder approved plan, we cannot utilize shares under this plan to satisfy this required election.  Therefore, any grants of equity to satisfy this required election will be issued from the 2006 Plan.  Any voluntary election of shares, above this 50% retainer requirement, will be issued from the Non-Employee Director Compensation Plan. Stock options and deferred shares will continue to be issued from the 2006 Plan.

We believe that our Non-Employee Director Compensation Plan will support our ongoing efforts to attract and retain exceptional directors to provide strategic guidance to our Company.  We believe that the total compensation that our non-employee directors receive is in line with our current peer group.

Director Compensation Table

The following table sets forth the compensation paid to our directors during fiscal 2014.  David A. Levin is not included in the following table as he is a Named Executive Officer and, accordingly, received no compensation for his services as a director.  Compensation that Mr. Kyees earned as a director, as well as earned consulting fees, is included in the following table. Compensation earned by Mr. Kyees while he served as Interim Chief Financial Officer and compensation earned by Mr. Levin are included below in the “Summary Compensation Table.”

2014 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Seymour Holtzman, Executive Chairman	$—	$—	$396,750	(3)	$396,750
Alan S. Bernikow	$118,750	$—	$—		$118,750
Jesse Choper	$141,250	$—	$—		$141,250
John E. Kyees	$109,750	$—	$9,125	(4)	$118,875
Willem Mesdag	$119,500	$—	$—		$119,500
Ward K. Mooney	$116,500	$—	$—		$116,500
George T. Porter, Jr.	$122,250	$—	$—		$122,250
Mitchell S. Presser	$113,500	$—	$—		$113,500
Ivy Ross	$109,000	$—	$5,000	(5)	$114,000
(1)

Messrs. Choper and Porter received all fees paid during fiscal 2014 in cash.  Mr. Presser elected to receive all fees paid during fiscal 2014 in unrestricted shares of our common stock.  Mr. Bernikow elected to receive payment for all meetings in unrestricted shares of our common stock and his quarterly retainer fee in cash.  Mr. Kyees elected to receive payment for all meetings in deferred shares of our common stock and his quarterly retainer fee in 50% cash and 50% deferred shares of our common stock.  Mr. Mooney elected to receive all fees paid during fiscal 2014 in a combination of 50% cash and 50% unrestricted shares of common stock.  Ms. Ross elected to receive payment for all meetings in cash and her retainer fee in 75% cash and 25% unrestricted shares of common stock.  The number of shares issued as payment for an earned director fee is determined by taking the director fee earned and dividing by the closing price of our common stock on the grant date.  For quarterly retainer fees, the grant date is the first business day of each respective quarter.  For meetings, the grant date is the last business day of the month in which the meeting occurred and for a director’s re-election to the board, the grant date is the last business day of the month in which such re-election occurs.  In addition to compensation received for board meetings and committee meetings, Mr. Choper also received a cash payment of $15,000 for serving as Chairman of both the Audit Committee and the Nominating and Corporate Governance Committee.  Mr. Porter also received a cash payment of $5,000 for serving as Chairman of the Compensation Committee.  Mr. Holtzman did not receive any payment for director meetings.

(2)

There were no Stock Awards or Options Awards to any of the directors for fiscal 2014.  Each director had the following number of stock options outstanding at January 31, 2015:  Mr. Holtzman: 160,000; Mr. Bernikow: 25,000; Mr. Choper: 25,000; Mr. Kyees: 43,648; Mr. Mesdag: 15,000; Mr. Mooney: 25,000; Mr. Porter: 44,136; Mr. Presser: 25,000 and Ms. Ross: 15,000.

(3)

From February 2, 2014 until August 7, 2014, Mr. Holtzman received compensation from us both directly (as an employee of our Company) and indirectly (as a consultant pursuant to a consulting agreement we have with Jewelcor Management Inc. (“JMI”)).  Mr. Holtzman is the president and chief executive officer and the indirect majority shareholders of JMI.  On August 7, 2014, the consulting agreement was terminated and the Company entered into an Employment and Chairman Compensation Agreement with Mr. Holtzman.  Pursuant to that agreement and consistent with the previous consulting agreement, Mr. Holtzman received an annual salary of $24,000 and compensation of $372,750 for his services as Executive Chairman.  See below, under “Executive Chairman Compensation,” for a detailed discussion.

(4)

For fiscal 2014, Mr. Kyees received $9,125 in consulting fees associated with the transition of the chief financial officer position to Mr. Stratton. Compensation that Mr. Kyees earned while he served as our Interim Chief Financial Officer from February 2, 2014 to May 31, 2014 is reported below in the “Summary Compensation Table.”

(5)	Ms. Ross received a cash payment of $5,000, paid quarterly, to serve as Chair to the Company’s Interim Marketing Advisory Group.

Executive Chairman Compensation

As of August 7, 2014, Mr. Holtzman is compensated for his services pursuant to an Employment and Chairman Compensation Agreement.  Pursuant to that agreement, Mr. Holtzman serves as both an employee of the Company, reporting to the Board of Directors, and, as Executive Chairman, with the duties of the Chairman of the Board set forth in the Company’s Second and Amended By-Laws.  The initial term of the agreement is for two years.  Commencing August 7, 2015, the agreement will be automatically extended for an additional one-year term on each anniversary date.  As compensation, Mr. Holtzman will receive an annual base salary of $24,000 for this employment services and an annual compensation of $372,750 for his services as Executive Chairman.  Sibson Consulting reviewed Mr. Holtzman’s compensation under this agreement compared to our peer group and concluded that the total compensation was at the higher end of the range, when compared to our peer group.  The Compensation Committee reviewed the Sibson report and approved the agreement and compensation to Mr. Holtzman.

Prior to this arrangement, Mr. Holtzman was compensated for his services pursuant to a consulting agreement with Jewelcor Management Inc. (“JMI”). Under the consulting agreement, Mr. Holtzman was receiving the same compensation as above, $24,000 for his employment services and $372,750 for services as Chairman of the Board.  Mr. Holtzman is the president and chief executive officer and, together with his wife, indirectly, the majority shareholder of JMI.  The consulting agreement with JMI was terminated on August 7, 2014 in connection with the execution of the Employment and Chairman Compensation Agreement discussed above.

If we engage Mr. Holtzman’s services to assist us in a specific and significant corporate transaction or event, the Compensation Committee, at its discretion, has the right to grant Mr. Holtzman a bonus for his additional services.  No such bonus was granted during fiscal 2014.

Section 6.2(A) of our By-Laws states that the Chairman of the Board is to preside at all meetings of the Board of Directors and stockholders of the Corporation and perform such other duties and functions as may from time to time be assigned by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

For fiscal 2014, the members of the Compensation Committee were Messrs. Choper, Mesdag, Mooney and Porter.  Persons serving on the Compensation Committee had no relationships with our Company in fiscal 2014 other than their relationship to us as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to us as beneficial owners of shares of our common stock and options exercisable for shares of common stock. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of ours serves on such entity’s board of directors or compensation committee.

Code of Ethics

We have adopted a Code of Ethics which applies to our directors, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as our other senior officers. The full text of the Code of Ethics can be found under “Corporate Governance –Charters & Policies” on the Investor Relations page of the our corporate web site, which is at http://investor.destinationxl.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website.

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides a summary of our executive compensation philosophy and programs and discusses the compensation paid to our Chief Executive Officer  (“CEO”) and other named executive officers for fiscal 2014 (collectively, our “Named Executive Officers”).

Our Named Executive Officers for fiscal 2014 were:

➢	David A. Levin, President and CEO
➢	Peter H. Stratton, Jr., Senior Vice President, Chief Financial Officer and Treasurer
➢	John E. Kyees, former Interim Chief Financial Officer and director
➢	Kenneth M. Ederle, Senior Vice President and Chief Merchandising Officer – Planning and Allocation
➢	Robert S. Molloy, Senior Vice President, General Counsel and Secretary
➢	Derrick Walker, Senior Vice President and Chief Marketing Officer

John E. Kyees, a director of the Company, was appointed and served as Interim Chief Financial Officer from February 2, 2014 until May 31, 2014.  Effective June 1, 2014, Peter H. Stratton, Jr., Senior Vice President Finance, Corporate Controller and Chief Accounting Officer was promoted to Senior Vice President, Chief Financial Officer and Treasurer of the Company.

Fiscal 2014 Company Performance

We had a very strong performance in fiscal 2014, both financially and operationally.  We are in the middle of transforming our Company by exiting the majority of our Casual Male XL stores and opening our new DXL stores.

Fiscal 2013 was the first year of our DXL accelerated roll-out initiative and, at the end of the year, we identified specific initiatives and improvements with the roll-out that we believed would improve our financial performance.  By the end of fiscal 2014, we had accomplished the following:

➢	Improved store traffic through our national marketing campaign efforts and increased the conversion rate of that traffic into sales.
➢	Developed a DXL store format with a smaller footprint that could be successful in smaller markets where our prototype store would be too large to make financial sense with a smaller sales base.
➢	Slowed the closing of our Casual Male XL stores, enabling them to work as “brand ambassadors” for our DXL stores.
➢	Opened all 41 new stores (39 DXL stores and 2 DXL outlet stores) prior to the holiday shopping season, maximizing each store’s profitability.
➢	Invested in our technology, helping us become an omni-channel retailer. Through new software, we were able to provide our customers full access to chain-wide inventory.

The successful implementation of these initiatives had a direct impact on top-line growth and financial results for fiscal 2014:

➢	Total sales increased 7.1%
➢	Comparable sales increased 6.4%
➢	Our DXL stores had a comparable sales increase of 13.7%. This increase was driven by a 13.9% increase in the total number of sales transactions from fiscal 2013.
➢	The DXL stores had seven consecutive quarters of double-digit comparable sales increases as of the end of fiscal 2014.
➢	DXL average sales per square foot of $165 for fiscal 2014 exceeded our goal of $160 per square foot.
➢	EBITDA from continuing operations (1) more than doubled to $15.2 million, as compared to $7.3 million in fiscal 2013.
➢	Achieved financial targets for fiscal 2014 as communicated to shareholders.

	For the fiscal year ending:
	January 31, 2015	February 1, 2014
	(Fiscal 2014)	(Fiscal 2013)
	(in millions, except per share and percentages)
Financial Highlights:
Operating loss (GAAP)	$(8.8)	$(13.5)
Add back: Depreciation and amortization expense	$24.0	$20.8
EBITDA from continuing operations (1)	$15.2	$7.3

Diluted earnings (loss) per share:
On a GAAP basis:
Loss from continuing operations	$(0.23)	$(1.24)
Income (loss) from discontinued operations	$(0.02)	$0.01
Net loss	$(0.25)	$(1.23)
On a Non-GAAP basis (1):
Adjusted loss from continuing operations (non-GAAP basis)	$(0.13)	$(0.14)
Income (loss) from discontinued operations	$(0.02)	$0.01
Adjusted net loss (non-GAAP basis)	$(0.16)	$(0.13)

Shareholder Return (2)
Total 1-year Shareholder Return (3)	(5.6)%
Total 2-year Shareholder Return	10.4%
Total 3-year Shareholder Return	51.6%
(1)	Non-GAAP measures. See below for reconciliation of these non-GAAP measures to GAAP.
(2)

Total 1-year Shareholder Return for fiscal 2014 was calculated by taking the percentage change in stock price from January 31, 2014 to January 30, 2015. Total 2-year Shareholder Return for fiscal 2014 was calculated by taking the percentage change in stock price from February 1, 2013 to January 30, 2015.  Total 3-year Shareholder Return for fiscal 2014 was calculated by taking the percentage change in stock price from January 27, 2012 to January 30, 2015.  No dividends were paid by us.  We calculated all shareholder returns using the closing price of our common stock on the last business day of each fiscal year.

(3)

While we had very strong performance in fiscal 2014 and showed continued top-line growth and improved profitability, on an EBITDA basis, we did report a net loss in fiscal 2014 and, despite continued growth in EBITDA, are forecasting a similar net loss in fiscal 2015. As a result, our short-term total shareholder return (TSR) may lag behind until we are able to return to profitability.

Fiscal 2014 Executive Compensation Highlights

We believe that there was alignment in the performance of the Company and the value of compensation awarded to our Named Executive Officers for fiscal 2014.  For Mr. Levin, our CEO, almost 50% of the compensation that he earned in fiscal 2014 was performance-based and the result of achieving or exceeding each of the performance metrics under our annual incentive plan, or “AIP”. For our other Named Executive Officers, more than 25% of the compensation earned by each of them in fiscal 2014 was performance-based.  Participation levels, the performance targets and actual results are discussed below under “Compensation Components, Fiscal 2014 Compensation Decisions and 2015 Annual Incentive Plan Targets – Performance-based annual cash incentive plan – 2014 Annual Incentive Plan.” See the “Summary Compensation Table” below for a detailed description of compensation for each Named Executive Officer.

On a comparative basis, the following table shows total compensation earned for each Named Executive Officer for fiscal 2014 as compared to fiscal 2013.  Excluding Mr. Kyees, the primary reason for the decrease in compensation earned in fiscal 2014 compared to fiscal 2013 is an initial grant of time-based equity awards in fiscal 2013 under the Company’s Long-Term Incentive Plan 2013-2016 (“2013-2016 LTIP”).  In addition to the time-based equity awards under the 2013-2016 LTIP granted in fiscal 2013, which represented 50% of the total potential award under the plan, 50% of the fiscal 2013 awards consisted of performance-based awards, with a four-year performance period.  Accordingly, there was no opportunity for our Named Executive Officers to earn any long-term performance-based compensation in fiscal 2013 or fiscal 2014.

Named Executive Officer	% Change (1)	Fiscal 2014	Fiscal 2013 (1)
David A. Levin	(18.1)%	$1,788,362	$2,182,462
Peter H. Stratton, Jr.	(7.6)%	$409,252	$443,144
John E. Kyees	100.0%	$373,188	$-
Kenneth M. Ederle	(22.3)%	$537,394	$691,970
Robert S. Molloy	(26.0)%	$523,672	$707,704
Derrick Walker	(22.5)%	$465,374	$600,813

(1)

These amounts include the following amounts attributable to the fair value of the time-based equity awards made in fiscal 2013: Mr. Levin - $1,216,800; Mr. Stratton - $210,000; Mr. Ederle - $341,250; Mr. Molloy - $341,250; Mr. Walker - $288,750.

Say-on-Pay

At our 2011 Annual Meeting, stockholders voted on a non-binding advisory proposal as to the frequency with which we should conduct an advisory vote on executive compensation (a "say-on-pay proposal"). At that meeting, and in accordance with the recommendation of our Board of Directors, 93.5% of votes cast voted for the “one-year” frequency for advisory votes on executive compensation and we intend to hold such vote every year, until our next "say-on-pay" frequency vote, which we anticipate to be held at our 2017 annual meeting.

At our 2014 Annual Meeting, stockholders had an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in the 2014 Proxy Statement. Of the votes cast on the say-on-pay proposal, 98.5% voted in favor of the proposal. The Compensation Committee considered the results of the 2014 advisory vote and believes that it affirms stockholders' support of our approach to executive compensation, namely to align short- and long-term incentives with the Company’s financial performance. We will continue to consider the outcome of subsequent say-on-pay votes when making future compensation decisions for our executive officers.

Key Features of Our Executive Compensation Program

We believe that our executive compensation program includes key features that align the compensation for the Named Executive Officers with the strategic goals of the Company and interests of our shareholders.

What We Do	What We Don’t Do
✓Focus on performance-based pay	✗No guaranteed bonuses
✓Balance short-term and long-term incentives	✗No repricing of underwater options
✓Use multiple metrics for performance awards	✗No hedging of Company stock
✓Cap all incentive awards at 150% payout	✗No tax gross up on severance payments
✓Require “double-trigger” change-in-control provisions	✗No active supplemental executive retirement plan
✓Maintain “claw-back” policy
✓Seek to mitigate undue risk in compensation plans
✓Utilize a compensation consultant
✓Provide executives with very limited perquisites

Executive Compensation Philosophy and Objectives

Our Compensation Committee is responsible for establishing, implementing and continually monitoring adherence to our compensation philosophy, and ensuring that the total compensation we pay to our executives is fair, reasonable, competitive and consistent with the interests of the Company’s stockholders.  Our Compensation Committee’s overarching compensation guiding principle is to reward our executives for the achievement of our primary business objectives: successfully complete the transformation to our DXL format, grow our market share within the Big & Tall retail industry, increase earnings and operating margins and, ultimately, increase stockholder returns through stock price gains arising from an increase in earnings and operating margins.

The Compensation Committee believes that the most effective executive compensation program is one designed to:

•	Attract, retain and engage the executive talent we need to deliver on our performance expectations;
•	Reward the achievement of specific annual, long-term and strategic goals through a combination of both cash and stock-based compensation;
•	Align our executives’ interests with those of our stockholders; and
•	Deliver a total compensation opportunity competitive with those available to similarly situated executives at our peer companies.

When reviewing compensation, the Compensation Committee evaluates the pay structure in two primary ways: “total cash compensation” and “total direct compensation.” Total cash compensation consists of an executive’s base salary and annual performance-based cash incentive award, which is tied to our annual performance targets.  Total direct compensation consists of total cash compensation plus target long-term incentive awards.  Our current long-term incentives are designed to reward the achievement of our long-term financial objectives, such as increasing revenue, operating margin percentage and EBITDA, which we believe is aligned with stockholder returns.

Our executive compensation program is designed to balance the mix of short and long-term compensation in order to ensure adequate base compensation and annual incentive opportunities to attract and retain executive talent, while providing meaningful incentives for our executives to create long-term value for our Company and our stockholders. Every year, we assess the effectiveness of our compensation plans and are continually working to strengthen our overall compensation program. We also evaluate the financial metrics that we use to measure performance and compare them to those used by our peers. Performance targets under our annual incentive plans may change year-to-year as a result of this continuous review.

Use of Compensation Consultants

The Compensation Committee has the authority to retain compensation consultants and other outside advisors, without Board or management approval, to assist it in carrying out its duties, including the evaluation of compensation to be paid to our Named Executive Officers. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors.

The Compensation Committee periodically consults with Sibson Consulting, an independent firm which specializes in benefits and compensation, to advise the Compensation Committee on the structure and competitiveness of our executive compensation program compared to our peer group. The Compensation Committee has assessed the independence of Sibson Consulting and has concluded that no conflict of interest exists with respect to the services that Sibson Consulting performs for our Compensation Committee. Sibson Consulting did not provide any services to the Company other than with respect to the services provided to the Compensation Committee.

Sibson Consulting analyzed compensation and benefits for all of our Named Executive Officers in fiscal 2011 and provided an updated review in January 2012 for fiscal 2012 and again for Mr. Levin in the Spring of 2014 with respect to his compensation and benefits for fiscal 2014. For each of the past three fiscal years, Sibson Consulting has also worked with the Compensation Committee on updating and revising our current annual incentive and long−term incentive plans. Sibson Consulting continues to work with the Compensation Committee on an on-going basis to ensure that its compensation program remains in line with our peer group as well as with our own business objectives.

Compensation Setting Process

CEO Compensation.  The Compensation Committee’s overall goal is for CEO total direct compensation to fall within the median of our peer group; however, this guideline may differ depending on an individual’s qualifications, role content and scope, overall responsibility, past performance and experience, the demand for individuals with the executive’s specific expertise, the Company’s achievement of our financial objectives and the CEO’s contribution to such achievement, among other criteria.

The Compensation Committee is directly responsible for determining the compensation paid to our CEO.  The Compensation Committee, working with Sibson Consulting, compares each element of compensation to published survey data and proxy data from our peer group for executives with comparable positions and responsibilities.

Other Named Executive Officers.  For our senior executives other than our CEO, the Compensation Committee’s overall objective is to provide them with a competitive base salary that is within our peer median, while also providing them with an opportunity for short- and long-term compensation if our Company meets or exceeds its financial targets, such as EBITDA and operating margins.

Our CEO and our Senior Vice President of Human Resources are primarily responsible for determining the compensation paid to our other Named Executive Officers, subject to any input the Compensation Committee may provide.  For benchmarking purposes, several published industry compensation surveys are utilized when determining compensation packages for our other Named Executive Officers.  Through our subscriptions with Salary.com and the National Retail Federation, we have access to the latest compensation data, which includes both base salary and total compensation, inclusive of incentives. While these sites do not identify the specific companies included in the survey, we are able to access information based on industry, size, such as sales volumes, and regional area, among others. In general, we benchmark compensation against companies in the retail industry which are of similar size, based on comparative sales volumes. When recruiting for a senior management position, we will also benchmark against larger or more complex business structures to ensure we attract and retain the best talent to support future growth.  A combination of performance, achievement of goals and survey data, among other criteria, is used to determine each Named Executive Officer’s total direct compensation opportunity.  Like our CEO, our other Named Executive Officers are provided with a competitive base salary within our retail industry and are provided with an opportunity to earn performance awards each year which are primarily driven by our overall financial targets.  See “Compensation Components, Fiscal 2014 Compensation Decisions and 2015 Annual Incentive Plan Targets – Performance–based annual cash incentive plan” and “Long-term incentive plan.”

Our Peers

When determining peer companies for use in reviewing and establishing compensation for our Named Executive Officers for fiscal 2014, we chose public companies within the specialty retail apparel business with comparable sales and market capitalization.  In April 2014, we removed Rue 21 and Hot Topic from our peer group because they went private and Coldwater Creek, because it ceased operations.  As part of that review, we also removed The Finish Line and Jos A. Bank because their annual revenues and market capitalization were well outside of our peer group.  Based on a review of annual revenues, market capitalization and components of CEO compensation we added bebe, inc., Body Central Corp, Kirkland’s Inc., MarineMax, Inc. and Zumiez. Accordingly, the companies in the fiscal 2014 peer group are listed below.

•	bebe, inc.	•	Christopher & Banks	•	MarineMax, Inc.

•	Big 5 Sporting Goods	•	Citi Trends	•	Pacific Sunwear

•	Body Central Corp.(1)	•	dELiA*s(1)	•	Sport Chalet

•	The Buckle	•	Destination Maternity	•	Wet Seal

•	Cache, Inc.(1)	•	Hibbett Sports	•	Zumiez, Inc.

•	Cato Group	•	Kirkland’s, Inc.
(1)

For fiscal 2015, each of Body Central Corp., Cache, Inc. and dELiA*s were removed from the Company’s peer group because each has ceased operations.  No additional companies were added to the Company’s peer group for fiscal 2015.

Risk Assessment

We believe that our compensation programs do not provide incentives for unnecessary risk taking by our employees. Our employment agreements with each of our named executive officers include a “claw-back” provision which permits us to demand full repayment of all amounts paid to the executive in the event we learn after the executive’s termination that the executive could have been terminated for “justifiable cause.”  Our emphasis on performance-based annual and long-term incentive awards is also designed to align executives with preserving and enhancing shareholder value. Based on these considerations, among others, we do not believe that our compensation policies and practices create risks that are likely to have a material adverse effect on our Company.

Compensation Components, Fiscal 2014 Compensation Decisions and 2015 Annual Incentive Plan Targets

We believe that our executive compensation policies and practices appropriately balance the interests of our executives with those of our stockholders.  Performance is a key component of our philosophy for executive compensation.  Accordingly, our Named Executive Officers’ compensation, in particular for our CEO, is heavily weighted toward “at risk,” performance-based compensation.

The primary components of compensation for our Named Executive Officers include base salary (“fixed compensation”) and annual performance-based cash incentives and long-term incentives (“at-risk compensation”). Although the performance period under our current 2013-2016 LTIP covers a four-year period with no annual performance-based payout, the annual weight of each component leads to the following allocation of potential compensation that each executive can earn.  Mr. Kyees is excluded from the chart for the Other Named Executive Officers due to his interim position.

(1)	Because the 2013-2016 LTIP is a four-year performance-based plan, the annual weight of the LTIP to total compensation is based on the potential payout at target divided by four years.

The components of compensation are described as follows:

•	Base salary
▪

Base salary represents the fixed component of an executive’s annual compensation.  In order to be competitive in the marketplace and attract the top executive talent, we believe that it is important that our base salary be competitive, generally falling within the median of our industry peers.

▪

Base salaries are reviewed annually and adjustments are influenced by our performance in the previous fiscal year and the executive’s contribution to that performance. The executive’s performance is measured by various factors, including, but not limited to, achievement of specific individual and department goals.  Additionally, adjustments may consider an individual’s promotion that may have occurred during the fiscal year, and any modifications in the individual's level of responsibility.

▪

As mentioned above, the Compensation Committee reviews our CEO’s overall compensation and expects the CEO’s base salary to fall in a range that is within the proxy peer median, with approximately one-third of his total direct compensation to be in the form of base salary.  In making base salary decisions for our other Named Executive Officers, our CEO, working with our Senior Vice President of Human Resources, relies on published industry compensation surveys and targets the market median range.

▪

In April 2014, at the request of the Compensation Committee, Sibson Consulting reviewed Mr. Levin’s total direct compensation and, as a result of that review, no compensation adjustments were made to his compensation or benefits for fiscal 2014.  The Compensation Committee believes that Mr. Levin’s salary continues to be competitive and within our peer median.

▪	The following is a summary of each Named Executive Officer’s base salary, as of each fiscal year’s annual review:

	Fiscal 2015 (1)	Fiscal 2014	% change
David A. Levin (2)	$811,200	$811,200	-
Peter H. Stratton, Jr. (3)	$285,000	$285,000	-
John E. Kyees (4)	$-	$205,500	n/a
Kenneth M. Ederle (5)	$390,000	$335,000	16%
Robert S. Molloy	$335,000	$335,000	-
Derrick Walker	$300,000	$300,000	-
(1)	Named Executive Officers will not receive any merit-based salary increases for fiscal 2015.
(2)	Mr. Levin has not received an increase in base salary since fiscal 2010. Any increase in total compensation has resulted from performance-based incentive programs.
(3)	Mr. Stratton was promoted to Senior Vice President, Chief Financial Officer and Treasurer on June 1, 2014, at which time he received a salary increase from $235,000 to $285,000.

(4)	Mr. Kyees received compensation in fiscal 2014 for his services as Interim Chief Financial Officer on a per diem basis, from February 1, 2014 through May 31, 2014.
(5)

In April 2015, Mr. Ederle assumed the additional responsibilities of Planning and Allocation and, accordingly, received a salary adjustment of $25,000 as a part of his overall salary increase of $55,000.

•	Performance-based annual cash incentive plan

The Compensation Committee believes that a substantial portion of each Named Executive Officer’s compensation should tie directly to our Company’s financial performance.  Our compensation program includes eligibility for an annual performance-based cash incentive opportunity for all executives as well as selected non-executive employees.  The Compensation Committee believes that an executive’s annual compensation package should include a cash incentive component to provide an additional incentive for the executive to help the Company achieve its annual financial goals, which ultimately benefits our stockholders.

Mr. Levin’s participation in the annual incentive plan is at 100% of his annual salary, whereas our other Named Executive Officers’ participate at 40% of their respective salaries. Mr. Kyees, in his interim role as Interim Chief Financial Officer, was also eligible to participate in the AIP for fiscal 2014 at a rate of 75% of the total per diem amount paid for his services as Interim Chief Financial Officer.

2014 Annual Incentive Plan

The metrics for achievement under our Annual Incentive Plan (“AIP”) for fiscal 2014 reflected the Company’s primary financial goals of increasing top line revenues while protecting merchandise margin and managing expenses during our DXL transition. In addition, sales per square foot and comparable sales from our DXL stores remained key metrics for our long-term profitability.  For fiscal 2014, 10% of the annual incentive plan award was based on each participant’s achievement of generally two to four agreed-upon personal goals.  This allowed the Company to reward each participant for individual achievements that may not have tied directly to our financial performance, but that we believed would contribute to the success of our DXL transformation.

The 2014 Annual Incentive Plan targets approved by the Compensation Committee and actual results against these targets were as follows:

2014 Annual Incentive Plan

	Metric	Award % Attributable to Each Target	Minimum/Maximum Potential Payout	Actual Results
Target 1	Sales	25.0%	100% payout at set target, with 50% payout at 98% of set target and 150% payout at 105%.	The Sales target for fiscal 2014 was $408.0 million. Actual Sales was $414.0 million, or 113.7% payout.
Target 2	Adjusted EBITDA	25.0%	100% payout out at set target, with 50% payout at 90% of set target and 150% payout at 128%.	The Adjusted EBITDA target for fiscal 2014 was $14.8 million. Actual Adjusted EBITDA was $15.2 million, or 104.8% payout.
Target 3	Merchandise Margin	15.0%	Target must be achieved for a minimum payout of 100%, with 125% payout at 102.5% of target and 150% of payout at 105% of target.	Merchandise margin, which is a component of disclosed gross margin, was achieved at 120.6% of target for fiscal 2014.
Target 4	DXL Comparable Sales	15.0%	100% payout at set target, with 50% payout at 71.4% of target and 150% of payout at 121.4% of target.	Our DXL comparable sales had to increase 14.0% to receive 100% payout under this metric. Actual DXL comparable sales were 13.7%, which resulted in a payout percentage of 96.3%.
Target 5	DXL Sales per Square Foot	10.0%	100% payout at set target, with 50% payout at 93.7% of target and 150% of payout at 109.4%.	The target for DXL sales per square foot for fiscal 2014 was $160. The actual DXL sales per square foot for fiscal 2014 was $165, resulting in a payout of 116.7%.
Target 6	Personal Goals	10.0%

Participants must achieve all personal goals for 100% payout but if all goals are not achieved participants will be able to receive a partial payout equal to the number of personal goals that were achieved.

				Participants received a payout equal to the percentage of personal goals achieved.

* The personal goals for Messrs. Ederle, Molloy and Walker consisted of a combination of subjective and quantifiable goals specific to their respective corporate function.  The personal goals for our CFO were quantifiable and were tied to managing debt levels, SG&A expenses and capital expenditures.  Our CEO’s personal goals were also quantifiable and were tied to stock price, store openings and managing debt levels.  No personal goals for Mr. Kyees were established due to his interim status.  Each Named Executive Officer was entitled to a partial payout under target 6 based on the number of goals achieved.

These targets were derived from the Company’s operating plan for fiscal 2014 and the Compensation Committee believed that it was possible, within an approximate 50% probability, to meet or exceed each of the targets.  As we discussed last year, our forecast for fiscal 2013 and, as a result, our AIP performance targets for fiscal 2013, proved to be overly aggressive.  At that time, our forecast was based on a limited number of stores and lacked sufficient historical data.  In addition, we closed 104 Casual Male XL and Rochester Clothing stores in fiscal 2013.  At the time, we had not anticipated the subsequent decrease in our customer base, resulting in increased sales volatility.  At the end of fiscal 2013, we engaged a third-party consultant to review the reasonableness of our forecasts and projections.  The AIP performance targets for fiscal 2014 were based in part on this revised forecasted model which required management to successfully improve several areas of the rollout in order to improve financial results, the majority of which were achieved.

As a result of achieving the performance targets for fiscal 2014, on March 16, 2015 the Compensation Committee approved cash bonus payouts ranging between 105.5% to 108.8%, depending on each participant’s achievement of his/her personal goals.  The total cash award paid to 115 participants under the 2014 AIP was approximately $4.5 million.  The actual amounts paid to our Named Executive Officers under our Annual Incentive Plan for each of fiscal 2014 and fiscal 2013 were as follows:

Named Executive Officer	Fiscal 2014 Actual Payout	Fiscal 2013 Actual Payout (1)
David A. Levin	$855,573	$116,002
Peter H. Stratton, Jr.	$113,462	$10,010
John E. Kyees	$167,688	$-
Kenneth M. Ederle	$149,713	$15,785
Robert S. Molloy	$141,128	$16,266
Derrick Walker	$128,049	$13,764

(1)Senior Executives’ participation in the AIP in fiscal 2013 was at 35% as compared to 40% for fiscal 2014.

2015 Annual Incentive Plan

Similar to our 2014 AIP, the metrics for achievement under our annual incentive plan for fiscal 2015 are aligned with the Company’s primary financial goals of increasing top line revenues while protecting merchandise margin and managing expenses during our DXL transition. In addition, sales per square foot and comparable sales from our DXL stores remain key metrics for our long-term profitability. For fiscal 2015, the Compensation Committee eliminated the personal goal metric and added growth in our customer base as a new metric.

The 2015 AIP financial targets and metrics approved by the Compensation Committee are as follows:

2015 Annual Incentive Plan

	Metric	Award % Attributable to Each Target	Minimum/Maximum Potential Payout
Target 1	Sales	25.0%	100% payout at set target, with 50% payout at 98% of set target and 150% payout at 102% of target
Target 2	EBITDA	25.0%	100% payout out at set target, with 50% payout at 86% of set target and 150% payout at 114% of target
Target 3	Merchandise Margin	15.0%	Target must be achieved for a minimum payout of 100%, with 125% payout at 102.7% of target and 150% of payout at 105% of target
Target 4	DXL Comparable Sales	15.0%	100% payout at set target, with 50% payout at 76.5% of target and 150% of payout at 123.5% of target
Target 5	DXL Sales per Square Foot	10.0%	100% payout at set target, with 50% payout at 97.7% of target and 150% of payout at 102.3% of target
Target 6	Customer Counts	10.0%	100% payout at set target, with 50% payout at 98.8% of target and 150% of payout at 101.6% of target

The Compensation Committee believes that it is possible to meet or exceed the targets set for fiscal 2015. The established targets are intended to be achievable within an approximate 50% probability as a result of executing our operating plan. The Compensation Committee considered the likelihood of achieving the target levels when approving the target amount, including historical achievement by our executive officers. The target levels are derived from our annual operating plan and budget for the fiscal year.  The operating plan and budget set forth our internal goals and objectives for our growth and development, and we expect that achieving these goals and objectives will require substantial efforts by the entire Company.  As a result, the likelihood of achieving the 2015 targets reflects the challenges inherent in achieving the goals and objectives in the operating plan and budget.  The range of targets necessary for certain minimum and maximum payouts has narrowed as compared to fiscal 2014. For fiscal 2014, the Compensation Committee believed that as a result of the initiatives identified there was a greater potential range for certain targets due to a combination of the sales impact of the DXL stores that opened in the fourth quarter of fiscal 2013, the roll-out of Store-Net, the extended operating hours of the Casual Male XL stores and the decision to close fewer Casual Male XL stores than was previously the practice.  For fiscal 2015, there are fewer variables which could result in certain targets exceeding the maximum payout ranges.

Assuming we achieve 100% of the above targets for fiscal 2015, we estimate that the total potential payout would be approximately $4.0 million, of which $1.3 million would be paid to our Named Executive Officers as set forth below, and the remaining amount would be paid to the approximately 102 other participants in the 2015 AIP.

Named Executive Officer	Fiscal 2015 Potential Payout at Target
David A. Levin	$811,200
Peter H. Stratton, Jr.	$114,000
John E. Kyees	$-
Kenneth M. Ederle	$153,000
Robert S. Molloy	$134,000
Derrick Walker	$120,000
•	Long-term incentive plans

Long-term incentive plans (“LTIPs”) are an important component of our executive compensation program, as they are designed to align the interests of our executives with those of our stockholders to create long-term value and to promote long-term retention of our executives.  Since the Company adopted its first LTIP in 2008, the Compensation Committee has not made annual grants of stock options or other equity-based awards.  From fiscal 2008 through fiscal 2012, our LTIP plans were comprised of annual performance targets.  If performance targets were achieved, granted awards vested over a three year period.

2013-2016 Long-Term Incentive Plan (“LTIP”)

In 2013, the Compensation Committee approved our 2013-2016 LTIP, which was designed for the specific purposes of retaining and rewarding our executives for the efforts required for the Company to transition to the DXL concept, which was originally expected to be four years.  In 2013, each participant was granted an unearned and unvested award equal to four times their annual salary multiplied by their long-term incentive program percentage, which was 100% for the CEO and 70% for our other Named Executive Officers.  This award consisted of a combination of restricted stock, stock options and cash.  Of the total award, 50% is subject to time-based vesting and 50% is subject to performance-based vesting.  The time-vested portion of the award (half of the shares of restricted stock, options and cash) vests in three installments with the first 20% vesting at the end of fiscal 2014.  The next 40% will vest at the end of fiscal 2015 and the remaining 40% will vest at the end of fiscal 2016.

For the performance-based portion of the award to vest, the Company must achieve, during any rolling four fiscal quarter period that ends on or before the end of fiscal 2015, revenue of at least $550 million and an operating margin of not less than 8.0%.  In the event that the Company achieves its target of $550 million in revenue with an operating margin not less than 8.0% during any rolling fiscal four quarters prior to the commencement of fiscal 2016, then the total award vests in full.

If the targets for vesting of the performance-based portion of the award are not met by the end of fiscal 2015, then the performance-based target can still be met in fiscal 2016.  In fiscal 2016, the Company must achieve revenue of at least $600 million and an operating margin of not less than 8.0% for participants to receive 100% vesting of the performance-based portion of the award.  If the Company does not meet the performance target at the end of fiscal 2016, but the Company is able to achieve revenue equal to or greater than $510 million at the end of fiscal 2016 and the operating margin is not less than 8.0%, then the participants will receive a pro-rata portion of the performance-based award based on minimum sales of $510 million (50% payout) and $600 million (100% payout). Regardless of sales, there is no performance payout if the operating margin is less than 8.0%.

The targets for the performance-based portion of the awards were based on having an estimated 215 to 230 DXL stores open by the end of fiscal 2015.  At the beginning of fiscal 2014, however, the Board approved a strategic change to slow the timing of the transition.  While the transition could have continued at the same pace as fiscal 2013, the Board made the decision that it was more important to slow down the transition and preserve liquidity by keeping existing profitable Casual Male XL stores open during the conversion and reducing the Company’s annual capital expenditures by slowing down the DXL openings.  In light of the strategic shift and the reduced number of DXL stores expected to be opened during the performance period of the 2013-2016 LTIP, it became clear that the performance component would most likely not be achievable.  As a result, the participants in the 2013-2016 LTIP would likely have no opportunity to earn any performance-based compensation for four years, during which time we expect to have significantly transitioned the Company to the DXL concept.   The Compensation Committee did not want to penalize the participants as a result of this strategic shift.  After consultation with Sibson Consulting, in late 2014, the Compensation Committee established a supplemental plan, the “Wrap-Around Plan,” that exists at the same time as the 2013-2016 LTIP, but will be triggered only if there is no payout on the performance component of the 2013-2016 LTIP, as further described below.

Wrap-Around Plan

The Wrap-Around Plan is a supplemental performance-based incentive plan that is effective only if the Company does not meet the performance targets set forth above in the 2013-2016 LTIP.  The performance targets under the Wrap-Around Plan reflect the Company’s forecasted operating results for fiscal 2016 given the revised store roll-out.

Under the Wrap-Around Plan, if the target performance metrics for fiscal 2016 are met, participants will be eligible to receive a payout equal to 80% of the dollar value of the performance-based compensation that they were eligible to receive under the 2013-2016 LTIP.   The following is a summary of the key features of the Wrap-Around Plan:

Effective date	•Triggered, if and only if, there is no vesting of performance-based awards under the 2013-2016 LTIP and, as a result, all performance-based awards under that plan are forfeited.
Two Performance Metrics (weighted 50%-50%)	•Sales and EBITDA for fiscal 2016 •However, the EBITDA target must be met for any payout under either metric.
Awards Earned Will be Payable	•50% restricted stock •50% cash •Each participant’s maximum potential benefit is the same as the performance-based component under the 2013-2016 Plan.
Share Price Bonus (1)

If, at the close of business on the day that the Company’s earnings for fiscal 2016 are publicly released, the Company’s share price is at least $6.75, then the 50% of the award value to be settled in shares of restricted stock will be increased as follows:

•20% at $6.75

•30% at $7.25 or higher

•Straight-line interpolation for any price in between

Vesting of Awards	Any awards granted will not become fully vested until the last day of the second quarter of fiscal 2017.
(1)

A significant component of the 2013-2016 Plan was that all awards were granted unvested and un-exercisable at the onset of the plan, thereby providing each participant with an opportunity to benefit in the growth of the share price if the performance targets were met.  Under the Wrap-Around Plan, any award earned will not be granted until the first quarter of fiscal 2017.  Further, if the share price at the time of grant under the Wrap-Around Plan is significantly higher than the share price of the awards granted under the 2013-2016 LTIP, each participant will receive fewer shares.  If the closing stock price is higher on the date of grant, it would likely be attributable to a successful transition to the DXL concept, yet the participants would receive fewer shares for their successful efforts.  The Share Price Bonus feature is intended to address this.

The Compensation Committee believes that our performance metrics under the Wrap-Around Plan are rigorous and have a 50% probability of being achieved.  To achieve them will require a great deal of focus and effort, which will benefit shareholders and participants alike.

The following table illustrates the total cumulative value to each of the Named Executive Officers over the term of the 2013-2016 LTIP (1) assuming that the Company is able to achieve the performance targets and the Wrap-Around Plan does not become effective and (2) assuming the performance targets are not achieved under the 2013-2016 LTIP and the Wrap-Around Plan is triggered and payouts are at target:

	Potential Payout under 2013-2016 LTIP (assuming time-based and performance-based targets are met)			Potential Payout under 2013-2016 LTIP (time-based) and Wrap-Around Plan (performance-based)
Named Executive Officer	Value of time-vested awards(cash and equity)	Value of unearned performance-based awards (cash and equity)	Total potential payout under 2013-2016 LTIP	Value of time-vested awards(cash and equity) under 2013-2016 LTIP	Value of performance-based awards under 2013-2016 LTIP	Value of performance-based awards under the Wrap-Around	Value of share bonus assuming $6.75 share price	Total potential payout under 2013-2016 LTIP with Wrap-Around
David A. Levin	$1,622,400	$1,622,400	$3,244,800	$1,622,400	$-	$1,297,920	$129,792	$3,050,112
Peter H. Stratton, Jr.	$280,000	$280,000	$560,000	$280,000	$-	$224,000	$22,400	$526,400
John E. Kyees	$-	$-	$-	$-	$-	$-	$-	$-
Kenneth M. Ederle	$455,000	$455,000	$910,000	$455,000	$-	$364,000	$36,400	$855,400
Robert S. Molloy	$455,000	$455,000	$910,000	$455,000	$-	$364,000	$36,400	$855,400
Derrick Walker	$385,000	$385,000	$770,000	$385,000	$-	$308,000	$30,800	$723,800

•	Discretionary Cash and Equity Awards

There were no discretionary cash or equity awards granted to our Named Executive Officers in fiscal 2014.

•	Other Compensation

In addition to our life insurance programs available to all of our employees, we also pay the insurance premium for an additional $2.0 million life insurance policy for Mr. Levin to the benefit of his designated beneficiaries.

We offer our senior executives, including our Named Executive Officers, supplemental disability insurance and long-term care and pay a portion of the premiums, which we do not do for our other employees.

Our Named Executive Officers also receive benefits under certain group health, long-term disability and life insurance plans, which are generally available to all of our eligible employees.

After six months of service with us, all of our employees, including our Named Executive Officers, are eligible to participate in our 401(k) Plan and after one year of employment, are eligible to receive a Company match.  For fiscal 2014, we matched 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation).  Benefits under these plans are not tied to corporate performance.

In particular circumstances, we also utilize cash signing bonuses and equity-based awards when certain employees join the Company.

•	Termination Based Compensation

We have employment agreements with our CEO and all of our other Named Executive Officers.  Upon termination of employment, each executive is entitled to receive severance payments under his/her employment agreement(s) in the event of a termination without justifiable cause.  These employment agreements are discussed in detail below following the “Summary Compensation Table.”  Our employment agreements do not contain any tax gross ups pursuant to Section 280(g) of the Internal Revenue Code.

•	Tax Implications

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million in any fiscal year is limited and is not deductible by the Company for federal income tax purposes unless the compensation qualifies as "performance-based compensation" under Section 162(m).  The Compensation Committee will consider whether a form of compensation will be deductible under Section 162(m) in determining executive compensation, though other factors will also be considered.  The Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Non-GAAP disclosure and reconciliations

The above discussion references non-GAAP measures that we use on a regular basis in order to track the progress of our business. These measures include adjusted loss from continuing operations, adjusted loss from continuing operations per diluted share, adjusted net loss, adjusted net loss per diluted share and EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization and discontinued operations).  We believe these measures provide helpful information with respect to the Company’s operating performance and cash flows.  We believe that the inclusion of these non-GAAP measures is important to assist investors in comparing fiscal 2014 to fiscal 2013, on a comparable basis.  In addition, we use EBITDA because it: (i) measures performance over the periods in which executives can have significant impact, (ii) is directly linked to our annual incentive plan and long-term growth plan, and (iii) is a key metric used by management and the Board to assess our operating performance. However, these measures may not be comparable to similar measures used by other companies and should not be considered superior to or as a substitute for operating income (loss), income (loss) from continuing operations, net income (loss) per diluted share or cash flows from operating activities in accordance with GAAP.

The following is a reconciliation of EBITDA and EBITDA from continuing operations from Net Loss, on a GAAP basis:

(in millions)	Fiscal 2014	Fiscal 2013
Net loss, on a GAAP basis	$(12.3)	$(59.8)
Add back:
Provision for income taxes	(0.2)	(45.7)
Interest Expense	(2.1)	(1.0)
Depreciation and amortization	(24.0)	(20.8)
EBITDA	$14.1	$7.8
Income (loss) from discontinued operations	(1.1)	0.5
EBITDA from continuing operations	$15.2	$7.3

 The following is a reconciliation of adjusted loss from continuing operations and adjusted net loss to GAAP:

	Fiscal 2014		Fiscal 2013
	$	Per diluted share	$	Per diluted share
(in millions, except per share data)
Loss from continuing operations, on a GAAP basis	$(11.2)	$(0.23)	$(60.3)	$(1.24)
Add back:
Executive severance accrual of $2.3 million, less income tax benefit of $0.9 million	—	—	1.4	0.03
Asset impairment of $1.5 million, less tax benefit of $0.6 million	—	—	0.9	0.02
Charge to establish full valuation allowance for fiscal 2013 (1)	—	—	51.3	1.05
Actual income tax provision for fiscal 2014	0.2	—	—	—
Income tax benefit, assuming normal tax rate of 40% for fiscal 2014	4.4	0.09	—	—
Adjusted loss from continuing operations, non-GAAP basis	$(6.6)	$(0.13)	$(6.7)	$(0.14)
Income (loss) from discontinued operations, GAAP basis	(1.1)	(0.02)	0.5	0.01
Adjusted net loss, non-GAAP basis	$(7.7)	$(0.16)	$(6.2)	$(0.13)
Weighted average number of common shares outstanding on a diluted basis		48.7		48.5

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

George T. Porter, Jr., Chairman

Jesse Choper

Ward K. Mooney

Willem Mesdag

Summary Compensation Table.  The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by us with respect to our "Named Executive Officers" for fiscal 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
David A. Levin	2014	$811,200	-	-	-	$936,693	-	$40,470	$1,788,362
President and Chief Executive	2013	$811,200	-	$811,200	$405,600	$116,002	-	$38,460	$2,182,462
Officer	2012	$811,200	$413,400	-	-	-	-	$32,075	$1,256,675

Peter H. Stratton, Jr. (5)	2014	$257,443	-	-	-	$127,462	-	$24,347	$409,252
Senior Vice President, Chief
Financial Officer and Treasurer

John E. Kyees	2014	$205,500	-	-	-	$167,688	-	-	$373,188
Former Interim Chief Financial
Officer

Kenneth M. Ederle	2014	$343,269	-	-	-	$172,463	-	$21,662	$537,394
Senior Vice President and Chief	2013	$313,462	-	$227,500	$113,750	$15,785	-	$21,473	$691,970
Merchandising Officer -	2012	$275,000	$49,050	-	-	-	-	$19,836	$343,886
Planning and Allocation
Robert S. Molloy	2014	$332,308	-	-	-	$163,878	-	$27,486	$523,672
Senior Vice President, General	2013	$325,000	-	$227,500	$113,750	$16,266	-	$25,188	$707,704
Counsel and Secretary	2012	$325,000	$57,969	-	-	-	-	$20,499	$403,468

Derrick Walker	2014	$293,269	-	-	-	$147,299	-	$24,806	$465,374
Senior Vice President and	2013	$275,000	-	$192,500	$96,250	$13,764	-	$23,299	$600,813
Chief Marketing Officer	2012	$178,750	$35,673	-	$70,000	-	-	$121,793	$406,216
(1)

The amounts reflect the fair value, as of grant date, of both performance and non-performance awards computed in accordance with FASB ASC Topic 718, and not the actual amount paid to or realized by the Named Executive Officers during the applicable fiscal year.  The fair value of each stock option award is estimated as of the date of grant using a Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note A to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

(2)

Excluded from the Stock Awards and Option Awards columns are the fair values associated with the grant in fiscal 2013 of performance-based awards computed in accordance with FASB ASC Topic 718.  As of January 31, 2015, the achievement of the performance targets were not deemed probable and, therefore, no compensation expense has been recognized through the end of fiscal 2014.  As a result, the following fair values, at the highest performance level, associated with the grant of performance-based awards to each of the Named Executive Officers are not reflected in the table above:

	Stock Awards	Option Awards
David Levin	$811,200	$405,600
Peter Stratton	140,000	70,000
John Kyees	—	—
Kenneth Ederle	227,500	113,750
Robert Molloy	227,500	113,750
Derrick Walker	192,500	96,250

(3)

Represents cash awards earned under the 2014 AIP and the time-vested portion of the 2013-2016 LTIP.  See “2014 Non-Equity (Cash) Incentive Plan Compensation” for detail and the “Grants of Plan-Based Awards” table for the total estimated possible payouts over the term of the 2013-2016 LTIP.

(4)	See table below for a breakdown of “All Other Compensation.”
(5)	Mr. Stratton was appointed Senior Vice President, Chief Financial Officer and Treasurer on June 1, 2014.

The following table is a supplement to the Summary Compensation Table and provides a breakdown of the non-equity incentive-based awards earned by each Named Executive Officer in fiscal 2014.

2014 Non-Equity (Cash) Incentive Plan

	Long-Term Incentive Plan (1)	Annual Incentive Plan (2)	Totals Non-Equity Incentive Plan Compensation
David A. Levin	$81,120	$855,573	$936,693
Peter H. Stratton, Jr.	$14,000	$113,462	$127,462
John E. Kyees	-	$167,688	$167,688
Kenneth M. Ederle	$22,750	$149,713	$172,463
Robert S. Molloy	$22,750	$141,128	$163,878
Derrick Walker	$19,250	$128,049	$147,299

(1)	Each Named Executive Officer earned 20% of the 50% time-based cash award under the 2013-2016 LTIP.
(2)	Each Named Executive Officer earned a cash bonus, with payouts ranging from 105.5% to 108.8% of performance targets, which varied due to achievement of personal goals.

The table below sets forth the components of All Other Compensation listed above in the Summary Compensation Table.

Name	Year	Auto Allowance	401(k) Match	Relocation Expenses	Life Insurance Premiums	Long-Term Healthcare Premiums	Supplemental Disability Insurance	Total Other Compensation
David A. Levin	2014	$10,000	$9,100	-	$3,255	$6,536	$11,579	$40,470
	2013	$10,000	$8,925	-	$2,958	$5,028	$11,549	$38,460
	2012	$10,000	$8,750	-	$2,792	-	$10,533	$32,075
Peter H. Stratton, Jr.	2014	$8,400	$9,100	-	-	$4,370	$2,477	$24,347

John E. Kyees	2014	-	-	-	-	-	-	-

Kenneth M. Ederle	2014	$8,400	$9,100	-	-	-	$4,162	$21,662
	2013	$8,400	$8,925	-	-	-	$4,148	$21,473
	2012	$8,400	$8,750	-	-	-	$2,686	$19,836
Robert S. Molloy	2014	$8,400	$9,100	-	-	$5,223	$4,763	$27,486
	2013	$8,400	$8,925	-	-	$3,100	$4,763	$25,188
	2012	$8,400	$8,750	-	-	-	$3,349	$20,499
Derrick Walker	2014	$8,400	$9,100	-	-	$4,056	$3,250	$24,806
	2013	$8,400	$8,925	-	-	$3,120	$2,854	$23,299
	2012	$5,137	$635	$114,838	-	-	$1,183	$121,793

Employment Agreements

We have an employment agreement with Mr. Levin, which was revised and restated as of November 5, 2009. The initial three-year term of Mr. Levin’s employment agreement (the “Employment Agreement”) was January 1, 2009 through December 31, 2011.  On January 1, 2011 and thereafter on each anniversary of the employment agreement’s commencement date, the term is extended for a one-year period, making Mr. Levin’s employment agreement a rolling two-year agreement after the initial three-year term.

The Employment Agreement requires Mr. Levin to devote substantially all of his time and attention to our business as necessary to fulfill his duties. The Employment Agreement provides that Mr. Levin would be paid a base salary at annual rate of $811,200, with an annual automobile allowance of $10,000.

Mr. Levin is eligible to participate in our annual incentive plan at a target rate of 100% of his actual annual base salary, as defined in that plan, and in our Long-Term Incentive Plan at a target incentive rate of 100% of his combined actual annual base earnings for the incentive period.  The Employment Agreement also provides for the payment of discretionary bonuses in such amounts as may be determined by the Compensation Committee or Board of Directors.

The Employment Agreement provides that in the event Mr. Levin’s employment is terminated by the Company at any time for any reason other than “justifiable cause” (as defined in the Employment Agreements), disability or death, or in the event Mr. Levin resigns with “good reason” (as defined in the Employment Agreement), we are required to pay Mr. Levin the following:

•	A pro rata bonus under the annual incentive plan;
•	The accelerated vesting of certain LTIP awards; and
•

A severance comprised as the sum of (1) Mr. Levin’s monthly base salary then in effect plus (2) a monthly amount calculated by dividing by twelve the average of the sum of (i) the annual incentive bonuses earned and (ii) the cash amounts paid to Mr. Levin pursuant to the LTIP or the cash value of the options or stock issued to Mr. Levin, during each of the two most recent fiscal years, with the monthly sum of (1) plus (2) payable for 24 consecutive months. This severance benefit is conditioned upon Mr. Levin’s execution of a general release.

The above-listed payments are not made if Mr. Levin is terminated with “justifiable cause,” if Mr. Levin resigns and such resignation is not for “good reason”, or Mr. Levin dies or becomes disabled; provided, however, that if Mr. Levin’s employment terminates by reason of death, disability or retirement on or after age 65, Mr. Levin shall be entitled to a pro-rata bonus under the annual incentive plan.

In the event Mr. Levin’s employment is terminated at any time within one year following a Change of Control (as defined in the Employment Agreement) other than for "justifiable cause," or if Mr. Levin resigns for “good reason”, Mr. Levin is entitled to receive a lump sum payment equal to the sum of two times his base salary, and two times his target annual incentive bonus for the fiscal year in which the Change of Control occurs.  Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to executive being treated as “excess parachute payments” within the meaning of Internal Revenue Code Section 280G(b)(i).  This payment also is conditioned upon Mr. Levin’s execution of a general release.

The Employment Agreement contains confidentiality provisions pursuant to which Mr. Levin agrees not to disclose confidential information regarding our Company. The Employment Agreement also contains covenants pursuant to which he agrees, during the term of his employment and for a one-year period following the termination of his employment, not to have any connection with any business which is a specialty retailer that primarily distributes, sells or markets so-called “big and tall” apparel of any kind for men or which utilizes the “big and tall” retail or wholesale marketing concept as part of its business.  The Employment Agreement also contains a “claw-back” provision which provides for remedies in the event we learn after Mr. Levin’s termination by us other than for “justifiable cause” that Mr. Levin could have been terminated for “justifiable cause”.  Subject to the implementation of final rules by the SEC, the Dodd-Frank Act requires that we implement a policy providing for the recovery of erroneously paid incentive-based compensation following a required accounting restatement. Once the final rules are issued by the SEC, we will revise, in a timely manner, the current claw-back provision of our employment agreements.

The Employment Agreement also provides that we will, during the term of employment, pay the insurance premiums under one or more life insurance policies on Mr. Levin’s life pursuant to an arrangement under which $2,000,000 of the death benefit under the policy or policies would be payable to Mr. Levin’s named beneficiary (with the executive officer making the election of the designated beneficiary) upon Mr. Levin’s death.

Senior Executives

We also have employment agreements with each of our Senior Executives (the “Sr. Exec. Employment Agreements”). The term of each employment agreement begins on the respective effective date and continues until terminated by either party. Our Senior Executives are eligible to participate in our Annual Incentive Plan.  During fiscal 2014, they participated at 40% of their respective average base salaries, as defined in the plan, depending on our performance (based on achieving the metrics approved by the Compensation Committee of the Board of Directors).  Senior Executives are also eligible to participate in our 2013-2016 LTIP at 70% of their respective average base salaries, as defined in the plan, depending on our performance (based on long-term performance goals). Each executive is entitled to vacation and to participate in and receive any other benefits customarily provided by us to our senior executives.

The Sr. Exec. Employment Agreements provide that in the event the executive officer’s employment is terminated by us at any time for any reason other than “justifiable cause” (as defined in the Sr. Exec. Employment Agreements), disability or death, we are required to pay the executive his then current base salary for five months after the effective date of such termination.  This severance benefit is conditioned upon the senior executive’s execution of a general release.

The above-listed payments are not made if the senior executive is terminated with “justifiable cause,” the senior executive resigns, or the senior executive dies or becomes disabled.

In the event the senior executive’s employment is terminated at any time within one year following a Change of Control (as defined in the Sr. Exec. Employment Agreement) other than for "justifiable cause," or if the senior executive resigns for “good reason,” we shall pay the senior executive an amount equal to twelve months of executive’s highest base salary in effect at any time during the six month period ending on the date of the Change of Control.  This payment also is conditioned upon the senior executive’s execution of a general release.  Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to senior executive being treated as “excess parachute payments” within the meaning of Internal Revenue Code Section 280G(b)(i).

The Sr. Exec. Employment Agreements contain confidentiality provisions pursuant to which each senior executive agrees not to disclose confidential information regarding our Company. The Sr. Exec. Employment Agreements also contain covenants pursuant to which each senior executive agrees, during the term of his employment and for a one-year period following the termination of his employment, not to have any connection with any business which is a specialty retailer that primarily distributes, sells or markets so-called “big and tall” apparel of any kind for men or which utilizes the “big and tall” retail or wholesale marketing concept as part of its business.  The Sr. Exec. Employment Agreements also contain a “claw-back” provision which provides for remedies in the event we learn after the senior executive’s termination by us other than for “justifiable cause” that the senior executive could have been terminated for “justifiable cause”. Subject to the implementation of final rules by the SEC, the Dodd-Frank Act requires that we implement a policy providing for the recovery of erroneously paid incentive-based compensation following a required accounting restatement. Once the final rules are issued by the SEC, we will revise, in a timely manner, the current claw-back provision of our employment agreements.

Temporary Employment Agreement with Mr. Kyees

Mr. Kyees served as our interim Chief Financial Officer from February 2, 2014 until May 31, 2014.  Mr. Kyees was compensated by the Company pursuant to a temporary employment agreement, whereby Mr. Kyees received $3,000 per day plus expenses for his services.  Mr. Kyees, in his interim role as Interim Chief Financial Officer, was also eligible to participate in the AIP for fiscal 2014 at a rate of 75% of the total per diem amount paid for his services as Interim Chief Financial Officer.

Grants of Plan-Based Awards.  The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers in fiscal 2014.

2014 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($ / Sh)	($)

David A. Levin	4/1/2014	$344,760	$811,200	$1,216,800	—	—	—	—	—	—	—
Peter H. Stratton, Jr.	4/1/2014	$44,321	$104,285	$156,427	—	—	—	—	—	—	—
John E. Kyees (3)	4/1/2014	$77,063	$154,125	$231,188	—	—	—	—	—	—	—
Kenneth M. Ederle	4/1/2014	$58,519	$137,692	$206,539	—	—	—	—	—	—	—
Robert S. Molloy	4/1/2014	$56,558	$133,077	$199,615	—	—	—	—	—	—	—
Derrick Walker	4/1/2014	$50,019	$117,692	$176,538	—	—	—	—	—	—	—

(1)

On April 1, 2014, the Compensation Committee approved the annual targets pursuant to our Annual Incentive Plan for fiscal 2014.  The threshold, target and maximum payouts for each executive was estimated based on achieving 50%, 100% and 150% of the payout targets set by the Compensation Committee.  As discussed above, under “Compensation Discussion and Analysis – Components of Executive Compensation – 2014 Annual Incentive Plan,” the Compensation Committee established six separate targets: Sales, Adjusted EBITDA, Merchandise Margin, DXL Comparable Sales, DXL Sales per Square Foot and Personal Goals.   On March 16, 2015, the Compensation Committee determined that the performance targets were achieved in fiscal 2014, and accordingly, the Compensation Committee approved a payout ranging from 105.5% to 108.8%, depending on each participant’s achievement of their personal goals.  The respective cash payment to each of the Named Executive Officers is included in the Summary Compensation Table (and the supplemental 2014 Non-Equity (Cash) Incentive Plan Compensation Table) for fiscal 2014.

(2)

On November 7, 2014, the Compensation Committee approved the Wrap-Around Plan, which is a supplemental performance-based incentive plan that is only effective if the Company does not meet the performance targets set forth in the Company’s 2013-2016 Plan.  Accordingly, no equity awards were granted under the Wrap-Around Plan.  See “Long-term incentive plans-Wrap-Around Plan” above for a full discussion.

(3)

Pursuant to his temporary employment agreement, Mr. Kyees was eligible to participant in the 2014 AIP at 75% of his earned compensation.  The potential payment in the above table was calculated using actual compensation earned for fiscal 2014 of $205,500.

Outstanding Equity Awards at Fiscal Year-End.  The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers at the end of fiscal 2014.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)		($)	Date	(#)		($)(1)	(#)		($)
David A. Levin	39,188	156,754	195,942	(3)	$5.04	5/28/2023
							128,762	(2)	$654,111	160,952	(3)	$817,636
Peter H. Stratton, Jr.	8,587				$4.19	3/16/2021
	6,763	27,053	33,816		$5.04	5/28/2023
							22,222	(2)	$112,888	27,777	(3)	$141,107
John E. Kyees	1,286				$3.16	1/31/2022
	645				$3.23	11/30/2021
	540				$3.76	9/30/2021
	1,602				$4.14	5/2/2021
	2,614				$4.15	10/31/2021
	3,387				$4.19	8/31/2021
	2,547				$4.20	1/31/2021
	1,592				$4.21	8/1/2021
	15,000				$4.24	5/3/2020
	472				$4.27	2/28/2021
	2,300				$4.35	5/31/2021
	300	150			$4.50	2/4/2023
	146	73			$4.54	2/28/2023
	405	-			$4.91	3/31/2021
	429	214			$4.96	5/31/2023
	133	66			$4.98	4/30/2023
	281	141			$5.06	5/6/2023
	139	70			$5.09	3/29/2023
	393	197			$5.38	1/31/2024
	4,409	2,204			$6.05	8/30/2023
	230	115			$6.14	8/5/2023
	334	167			$6.34	6/28/2023
	107	54			$6.55	12/31/2023
	213	107			$6.63	11/4/2023
	89	44			$6.95	10/31/2023
	302	151			$7.02	11/29/2023
							11,238	(4)	$57,089
Kenneth M. Ederle	10,000				$7.52	10/22/2017
	10,990	43,961	54,951	(3)	$5.04	5/28/2023
							36,111	(2)	$183,444	45,138	(3)	$229,301
Robert S. Molloy	20,606				$3.19	3/19/2020
	13,955				$4.19	3/16/2021
	10,990	43,961	54,951	(3)	$5.04	5/28/2023
							36,111	(2)	$183,444	45,138	(3)	$229,301
Derrick Walker	16,667	33,333			$3.12	6/14/2022
	9,298	37,198	46,496	(3)	$5.04	5/28/2023
							30,556	(2)	$155,224	38,194	(3)	$194,026

(1)	The value of shares was calculated using the closing price of our common stock of $5.38 on January 31, 2015.
(2)	These equity awards represent awards granted on May 28, 2013 in connection with our 2013-2016 LTIP and represent the unvested portion of the time-based awards.
(3)

These equity awards represent awards granted on May 28, 2013 in connection with our 2013-2016 LTIP and represent unearned and unvested performance-based awards.  See “Compensation Components, Fiscal 2014 Compensation Decisions and 2015 Annual Incentive Plan Targets – 2013-2016 Long-Term Incentive Plan” above for more information.

(4)	Represents shares of unvested deferred stock that are subject to a three-year cliff vesting.

Option Exercises and Stock Vested Table.  The following table sets forth information for the Named Executive Officers with respect to the exercise of option awards and the vesting of stock awards during fiscal 2014.

2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares Vested (#)	Value Realized on Vesting ($)(1)
David A. Levin	-	$-	66,393	$353,010
Peter H. Stratton, Jr.	-	$-	8,506	$44,568
John E. Kyees	-	$-	-	$-
Kenneth M. Ederle	-	$-	13,011	$67,929
Robert S. Molloy	10,000	$6,900	18,619	$98,997
Derrick Walker	-	$-	7,638	$38,801

(1)

The “Value Realized on Exercise” is the difference between the market price of the underlying security at exercise and the exercise price of the option. The “Value Realized on Vesting” is the market price of the underlying security on the date of vesting.  The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Pension Benefits

None of our Named Executive Officers was a participant in any pension plan and, therefore, have no accumulated benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following is a summary of information with respect to our equity compensation plans as of January 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,965,302	$5.12	1,122,627	(3)
Equity compensation plans not approved by security holders (2)	—	—	355,812
Total	2,965,302	$5.42	1,478,439	(3)

(1)

During fiscal 2014, we had one stockholder-approved equity compensation plan, our 2006 Incentive Compensation Plan (as amended, the “2006 Plan”).  Pursuant to the 2006 Plan, at January 31, 2015, we had a total of 7,250,000 shares authorized for issuance, of which 1,122,627 shares were available for future issuances.  At January 31, 2015, we had 2,747,802 options outstanding.  We also had 217,500 options still outstanding as part of our 1992 Stock Incentive Plan (the “1992 Plan”).  No further grants can be made under the 1992 Plan.

Of the 2,747,802 options outstanding at January 31, 2015, approximately 1,175,000 options are subject to the achievement of performance targets.  At January 31, 2015, the performance targets were not deemed probable and as a result no compensation expense has been recognized as of January 31, 2015.  See “Compensation Discussion and Analysis- Compensation Components, Fiscal 2014 Compensation Decisions and 2015Annual Incentive Plan Targets – Long- term incentive plans” for more information.

(2)

Pursuant to our Amended and Restated Non-Employee Director Compensation Plan (“Director Plan”), we have 500,000 shares authorized for stock issuances in lieu of cash director fees, of which 355,812 shares remained available at January 31, 2015.

(3)

Our 2006 Plan includes a limitation of 4,250,000 shares which may be issued in the form of restricted stock, deferred stock, performance awards or other stock-based awards.  At January 31, 2015, 1,015,286 shares remained subject to this limitation.

401(k) Plans

Through December 31, 2014, the Company had two defined contribution plans, the Casual Male 401(k) Salaried Plan and the Casual Male 401(k) Hourly Plan. Effective January 1, 2015, the two plans were merged and renamed the Destination XL Group, Inc. 401(k) Savings Plan (the “401(k) Plan”).  Under the 401(k) Plan, the Company will offer a qualified automatic contribution arrangement (“QACA”) with the Company matching 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation).  As of January 1, 2015, employees who are 21 years of age or older are eligible to make deferrals after 6 months of employment and are eligible to receive a Company match after one year of employment and 1,000 hours.  Our Named Executive Officers are eligible to participate in the 401(k) Plan, and the amount of any Company match to our Named Executive Officers is set forth above in the “All Other Compensation” table.

Key Man Insurance

We have a key man life insurance policy on the life of Mr. Levin in the amount of $2,000,000.

Certain Relationships and Related Transactions

Seymour Holtzman/Jewelcor Management, Inc.(JMI)

Seymour Holtzman, the Executive Chairman of the Company’s Board of Directors (the “Board”), is the chairman, chief executive officer and president and, together with his wife, indirectly, the majority shareholder of Jewelcor Management, Inc. (“JMI”).

From October 1999 through August 7, 2014, the Company had an ongoing consulting agreement with JMI to provide the Company with services as may be agreed upon, from time to time, between JMI and the Company (the “Consulting Agreement”). In connection with the execution of the Employment and Chairman Compensation Agreement discussed below, on August 7, 2014, the Company terminated the Consulting Agreement. Prior to the execution of the Employment and Chairman Compensation Agreement and through August 7, 2014, Mr. Holtzman was primarily compensated by the Company for his services pursuant to this Consulting Agreement. Under the terms of the Consulting Agreement at the time of its termination, Mr. Holtzman was entitled to receive annual consulting compensation of $372,750 and a salary of $24,000.

On August 7, 2014, the Company entered into an Employment and Chairman Compensation Agreement with Mr. Holtzman. Pursuant to the terms of the agreement, Mr. Holtzman serves as both an employee of the Company, reporting to the Board, and, in his capacity as Chairman of the Board, as Executive Chairman, with the duties of the Chairman of the Board as set forth in the Company’s Third Amended and Restated By-Laws. The initial term of the agreement is for two years. Commencing August 7, 2015, the agreement can be automatically extended for an additional one-year term on each anniversary date. As compensation for the employment services, Mr. Holtzman receives an annual base salary of $24,000 and, as compensation for his services as Executive Chairman, Mr. Holtzman receives annual compensation of $372,750. A complete summary of all compensation and consulting fees paid to Mr. Holtzman is described above under “Director Compensation- Executive Chairman Compensation.”

Review, Approval or Ratification of Transactions with Related Persons

Due to Mr. Holtzman’s role as our Executive Chairman of the Board of Directors and the relevance of the services he provides on a consulting basis, our Compensation Committee had the primary responsibility for reviewing and approving all amendments to the consulting agreement since March 2000.  In addition, the Compensation Committee was responsible for the review and approval of the Employment and Chairman Compensation Agreement dated August 7, 2014.

Our Audit Committee Charter, which was adopted in June 2003, provides that our Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee, to the extent required by the Sarbanes−Oxley Act of 2002, the Securities Exchange Commission and NASDAQ. Because NASDAQ provides that such oversight can be conducted by either a company’s audit committee or another independent body of the board of directors, the Audit Committee determined that due to the nature of the consulting agreement with JMI the review and approval of all transactions pursuant to this arrangement would be the primary responsibility of the Compensation Committee.

For all other related party transactions, the review and approval of such transactions is the responsibility of our Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file.  Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us by our officers and directors during fiscal 2014, we believe that the Reporting Persons complied with all applicable Section 16(a) reporting requirements and that all required reports were filed in a timely manner, with the exception of Mr. Ederle, who filed a late Form 4 on April 7, 2015 for a sale of 60 shares on May 24, 2011.

PROPOSAL 2

TO REAPPROVE the performance measures under the company’s 2006 Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code.

The Board of Directors is seeking stockholder reapproval of the Company’s 2006 Incentive Compensation Plan, as previously amended (the “2006 Plan”), which is required every five years in order to preserve tax deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).  The last time the 2006 Plan was reapproved by stockholders for this purpose was August 5, 2010. As a result, the 2006 Plan must be reapproved this year to preserve our ability to deduct for tax purposes certain compensation granted under the 2006 Plan under Section 162(m). Stockholders are not being asked to approve any amendments to the 2006 Plan or any increase in the number of shares available to be granted under the 2006 Plan.  The 2006 Plan is summarized below and is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached as Appendix A to this Proxy Statement.  The summary of the 2006 Plan may not contain all the information that is important to you and you should read Appendix A carefully before you decide how to vote.

Purpose of the Proposal

The 2006 Plan was originally approved by our stockholders on July 31, 2006, and subsequently amended with stockholder approval on August 27, 2009, August 5, 2010 and August 1, 2013.  The purpose of the 2006 Plan is to provide a means for us to provide a source of equity to attract, retain and reward high-quality executives and other key employees, officers, directors and consultants.  A further purpose of the 2006 Plan is to provide participants with additional incentive and reward opportunities designed to enhance our profitable growth, and provide participants with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

We are submitting the 2006 Plan to our stockholders for approval in order to protect our ability to deduct for federal income tax purposes under Section 162(m) for amounts paid under the 2006 Plan to certain employees.  Section 162(m) generally provides that the federal income tax deductibility of compensation paid to a “covered employee” may be limited to the extent such compensation exceeds $1 million in any taxable year.  Generally, covered employees are our chief executive officer and the three other most highly paid executive officers (other than the chief financial officer).  However, we may deduct compensation paid to these covered employees in excess of $1 million if it qualifies as “performance-based” compensation within the meaning of Section 162(m).  In order for a plan award to constitute performance-based compensation, the award must, among other things, be subject to objective performance measures and the material terms of the performance goals must be disclosed to and approved by stockholders every five years.    Because the 2006 Plan authorizes the Compensation Committee to select the appropriate target levels of performance to be achieved, stockholder approval of the material terms of the performance goals is required no later than this year’s annual meeting if we are to continue to be able to deduct certain compensation under the 2006 Plan beyond 2015.

Accordingly, by approving this proposal, the stockholders will be reapproving the material terms of the 2006 Plan, including the performance goals for performance-based awards, as described in the summary of the 2006 Plan below.

Submission of the material terms of the 2006 Plan and the performance goals for performance-based awards should not be viewed as a guarantee that we can deduct all compensation under the 2006 Plan.  While reapproval of the performance goals is required for compensation to qualify as “performance-based” compensation under Section 162(m), not all 2006 Plan awards or other compensation approved by the Compensation Committee are intended to qualify, or if intended to qualify, will qualify as “performance-based” compensation or otherwise be deductible.  Nothing in this proposal precludes us from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Summary of the 2006 Incentive Compensation Plan

Shares Available for Awards; Annual Per-Person Limitations

Under the 2006 Plan, the total number of shares of common stock that may be subject to the granting of awards under the 2006 Plan shall be equal to 7,250,000 shares, plus the number of shares with respect to which awards previously granted thereunder terminate without being exercised; provided, however, that the maximum number of shares that may be subject to the granting of awards other than stock options and SARs shall not exceed 4,250,000 shares.

Awards that are settled or exercised through the payment of shares are counted in full against the number of shares available for award under the 2006 Plan, regardless of the number of shares actually issued upon settlement or exercise of any such award.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2006 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2006 Plan imposes individual limitations on the amount of certain awards in part to comply with Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares issued as a bonus or in lieu of other Company obligations, and other stock-based awards, other than performance units, granted to any one participant may not exceed 1,000,000 for each type of such award, subject to adjustment in certain circumstances. Furthermore, the maximum dollar value that may be earned by any one participant as a performance unit in respect of a performance period of one year is $3,000,000, and the maximum dollar value that may be earned by one participant as a performance unit in respect of a performance period greater than one year is $3,000,000 multiplied by the number of full 12-month periods that are in the performance period.  The term “performance unit” is defined in the 2006 Plan to mean any grant of a unit valued by reference to a designated amount of property (including cash) other than shares of common stock, which value may be paid in cash, shares of common stock, other property, or any combination thereof, upon the achievement of performance goals set by the Compensation Committee.

Our Board of Directors selected the Compensation Committee to administer the 2006 Plan. See "Administration." The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2006 Plan are our officers, directors, employees and independent contractors. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the 2006 Plan.

Administration

All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) and independent as defined by Nasdaq or any other national securities exchange on which any securities of the Company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m), the Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2006 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2006 Plan and make all other determinations that may be necessary or advisable for the administration of the 2006 Plan.

Stock Options and SARs

The Committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options and SARs, entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 2006 Plan, the term "fair market value" means the fair market value of the common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of the common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which the common stock is traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property (including notes or other contractual obligations of participants to make deferred payments, so long as such notes or other contractual obligations are not in violation of applicable law), as the Committee may determine from time to time. The 2006 Plan also permits net share settlement of nonqualified stock options. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

Other than in connection with standard adjustments (as set forth in Section 10(c) of the 2006 Plan), (i) the terms of outstanding options or SARs may not be amended to reduce the exercise price per share of such options or SARs, (ii) an outstanding option or SAR may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (a) cash or other awards, in each case, having a fair market value in excess of the amount by which the fair market value of the shares underlying such option or SAR exceeds the aggregate exercise price of such option or SAR or (b) options or SARs with an exercise price per share that is less than the exercise price per share of the original option or SAR and (iii) the Committee shall not be permitted to take any other action with respect to an option or SAR that may be treated as a repricing, in each case, without approval of our stockholders.

Restricted and Deferred Stock

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of our stockholders, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Committee. Notwithstanding the foregoing, in no event shall dividend equivalents be paid in connection with the grant of a performance award until such time as the Committee has certified that the performance goals with respect to such performance award have been achieved for the relevant performance period.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 2006 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant awards under the 2006 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2006 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by us under Section 162(m). For purposes of Section 162(m), the term "covered employee" means our chief executive officer and the three highest compensated officers other than the chief executive and chief financial officers. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by the Committee, not our Board of Directors.

Subject to the requirements of the 2006 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for us, on a consolidated basis, or for one of our business or geographical units (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m): (1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income; (12) pretax earnings; (13) earnings before interest and taxes; (14) earnings before interest, taxes, depreciation and amortization; (15) earnings after interest expense and before extraordinary or special items; (16) operating income; (17) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of ours; (18) working capital; (19) management of fixed costs or variable costs; (20) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (21) total stockholder return; (22) debt reduction; and (23) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. Except as otherwise specified by the Committee at the time the goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within our reasonable control of management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event specified by the Committee at the time the goals are set.

In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2006 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2006 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2006 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2006 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

Awards under the 2006 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Subject to the prohibition on repricings and certain exchanges with respect to options and SARs, as described above under “Stock Options and SARs,” the Committee may, however, grant awards in exchange for other awards under the 2006 Plan awards or under other Company plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and, if so provided in the award agreement, such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of our Company, as defined in the 2006 Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control."

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2006 Plan or the Committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2006 Plan which might increase the cost of the 2006 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2006 Plan will terminate at such time as no shares of common stock remain available for issuance under the 2006 Plan and there are no further rights or obligations with respect to outstanding awards under the 2006 Plan.

Federal Income Tax Consequences of Awards

The 2006 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2006 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The 2006 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is awarded equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2006 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of the stock award, to recognize ordinary compensation income, as of the date the award is granted, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2006 Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2006 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance-based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the 2006 Plan will qualify as "performance-based compensation" that is fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

The benefits that will be awarded under the 2006 Plan cannot currently be determined.  Awards granted under the 2006 Plan are within the discretion of the Compensation Committee, and the committee has not determined future awards or who might receive them.

Vote Needed for Approval

The affirmative vote of a majority of the votes properly cast is required for approval of Proposal 2.  Any abstentions and broker non-votes will not be counted as votes cast on this proposal and, accordingly, will have no effect.

Recommendation

The Board of Directors recommends that you vote “FOR” the reapproval of the performance measures under the Company’s 2006 Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), and in accordance with the recommendation by our Board of Directors and approval by our stockholders of an annual "Say on Pay" vote, the Board of Directors is providing stockholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

We seek to align the interests of our Named Executive Officers with the interests of our stockholders.  Our Compensation Committee’s overarching compensation guiding principle is to reward our executives for the achievement of our primary business objectives: to grow our market share within the Big & Tall retail industry, to increase earnings and operating margins and, ultimately, to increase stockholder returns through increased stock price.

The "Executive Compensation" section of this Proxy Statement, including the "Compensation Discussion and Analysis" section, describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to fiscal 2014.

Named Executive Officer	Salary	2014 Annual Incentive Plan	Vested Cash Portion of 2013-2016 LTIP	Other	Total 2014 Compensation
David A. Levin	$811,200	$855,573	$81,120	$40,470	$1,788,362
Peter H. Stratton, Jr.	$257,443	$113,462	$14,000	$24,347	$409,252
John E. Kyees	$205,500	$167,688	$-	$-	$373,188
Kenneth M. Ederle	$343,269	$149,713	$22,750	$21,662	$537,394
Robert S. Molloy	$332,308	$141,128	$22,750	$27,486	$523,672
Derrick Walker	$293,269	$128,049	$19,250	$24,806	$465,374

Highlights from our executive compensation program include the following:

•

Because there was no opportunity for a performance-based payout from the 2013-2016 LTIP for fiscal 2014, the only potential performance-based compensation for fiscal 2014 was an annual cash incentive under our annual incentive plan (or “AIP”) based on achievement of specified performance goals for fiscal 2014.

•	More than 50% of our CEO’s compensation and more than 25% of Messrs. Stratton, Ederle, Molloy and Walker’s compensation was the result of performance-based earnings.
•	Our CEO’s base salary has remained flat since fiscal 2010 and therefore his only opportunity for increased compensation is through our incentive programs.
•	Except for Mr. Ederle’s salary adjustment due to his additional responsibilities, base salaries for our CEO and Senior Executives will remain flat for fiscal 2015.

We encourage you to read our “Compensation Discussion and Analysis” for a complete discussion and analysis of our executive compensation program, including detailed information about the fiscal 2014 compensation of the Named Executive Officers.

Our Board is asking stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures. As an advisory vote, this proposal is not binding upon us or the Board. The Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion, is hereby APPROVED.”

Our Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by our stockholders, the Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending January 30, 2016, subject to completion of KPMG’s customary client acceptance procedures.

KPMG has served as our independent registered public accounting firm since June 6, 2013. Prior to the engagement of KPMG, Ernst & Young LLP (“Ernst & Young”) served as our independent registered public accounting firm from October 2000 until June 6, 2013. Ernst & Young’s reports on the Company’s financial statements for the fiscal year ended February 2, 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended February 2, 2013 and the subsequent period through June 6, 2013, (i) there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its report on the Company’s financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K. During the fiscal years ended January 28, 2012 and February 2, 2013, and through June 6, 2013, neither the Company nor anyone acting on its behalf consulted with KPMG regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Stockholder ratification of our independent registered public accounting firm is not required by our by-laws or otherwise.  However, we are submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice.  If stockholders fail to ratify the appointment of such auditors, the Audit Committee will reconsider the selection.  Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in our best interest.

Representatives of KPMG are expected to be present at the annual meeting to respond to appropriate stockholders' questions and to make any statements they consider appropriate.

The following table sets forth the fees accrued or paid to the Company’s independent registered accounting firms for the fiscal years ended January 31, 2015 (“fiscal 2014”) and February 1, 2014 (“fiscal 2013”):

	Fiscal 2014	Fiscal 2013
Audit fees (1)	$555,509	$484,073
Audit-related fees (2)	—	—
Tax fees (3)	—	—
Other fees (4)	1,650	1,650
Total fees	$557,159	$485,723

(1)

Audit fees relate to professional services rendered in connection with the audits of our financial statements included in our Annual Reports on Form 10-K for fiscal 2014 and fiscal 2013, for services performed related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q.

(2)	Audit-related fees, if any, comprise fees for professional services that reasonably relate to the performance of the audit or review of our financial statements.
(3)	Tax fees, if any, relate to professional services rendered in comment with tax audits or tax planning services.
(4)	Other fees relate to an annual fee for online accounting research tools.

Pre-Approval of Services by Independent Auditors

The Audit Committee has adopted a policy governing the provision of audit and non-audit services by our independent registered public accounting firm.  Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit.  It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services or established fee limits.

The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the Audit Committee for consideration at its next regular meeting or to the Chairman of the Audit Committee in time sensitive cases.  The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to us by the independent registered public accounting firm.

All of the services provided under Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Vote Needed for Approval

The affirmative vote of a majority of the votes properly cast is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2016.  Any abstentions will not be counted as votes cast on this proposal and, accordingly, will have no effect.

Recommendation

The Audit Committee and the Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Our management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and related schedule in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee also oversees the review and assessment process of our internal control over financial reporting, including the framework used to evaluate the effectiveness of such internal controls.

The Audit Committee reviewed and discussed with KPMG LLP, our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of our audited consolidated financial statements for the fiscal year ended January 31, 2015 with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 16, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board.  In addition, the Committee has discussed with KPMG LLP the firm’s independence from our management and our Company, including the matters in the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence.  The Audit Committee also considered the compatibility of non-audit services with KPMG LLP’s independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls (including internal control over financial reporting) and the overall quality of our financial reporting.  The Audit Committee held five meetings during the fiscal year ended January 31, 2015.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the SEC.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management was required to prepare as part of our Annual Report on Form 10-K for the year ended February 1, 2014 a report by management on our assessment of our internal control over financial reporting, including management’s assessment of the effectiveness of such internal control.  KPMG LLP has issued an audit report relative to our internal control over financial reporting at January 31, 2015. During the course of fiscal 2014, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with KPMG LLP. Management’s assessment report and KPMG LLP’s audit report on our internal control over financial reporting are included as part of our Annual Report on Form 10-K for the year ended January 31, 2015.

The Audit Committee is governed by a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at http://investor.destinationxl.com.  The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

THE AUDIT COMMITTEE*
Jesse Choper, Chairman of the Audit Committee

Alan S. Bernikow

Willem Mesdag

_________

* Mr. Mooney was appointed to the Audit Committee on May 14, 2015.  He did not participate in the review and discussions relating to the audit of the Company’s consolidated financial statements for the year ended January 31, 2015.  Mr. Bernikow was a member of the Audit Committee until May 14, 2015.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy these reports and other information filed by us at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.  The address of this website is http://www.sec.gov.

Access to this information as well as other information on our Company is also available on our website at http://investor.destinationxl.com.

SOLICITATION

We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain of our officers, directors and employees without extra compensation, by telephone, facsimile or personal interview.  We have retained D.F. King & Company, Inc. for a fee not to exceed $6,000 to aid in solicitation of proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of the Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders in question.  If you are one of a number of stockholders sharing a single address and would like to receive a separate copy of the Proxy Statement or if you would like to request that we send you a separate copy of annual reports or proxy statements, as applicable, in the future, please contact us at 555 Turnpike Street, Canton Massachusetts 02021, or via the “contact us” dropdown on the investor page of our website.  We will send you a copy of the Proxy Statement promptly after we receive your request.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy statement: Under the rules of the SEC, in order for any stockholder proposal to be included in our proxy statement and proxy card for presentation at the 2016 Annual Meeting of Stockholders, the proposal must be received by the Secretary of our Company at our principal executive offices by March 4, 2016 (120 days before the anniversary of the date this Proxy Statement is being mailed to our stockholders).

Other stockholder proposals: Our By-Laws provide that for business to be properly brought before an Annual Meeting of Stockholders (or any Special Meeting in lieu of Annual Meeting of Stockholders), a stockholder must: (i) give timely written notice to the Secretary of our Company describing any proposal to be brought before such meeting; and (ii) be present at such Annual Meeting, either in person or by a representative.  Such procedural requirements are fully set forth in Section 3.13 of our By-Laws.  A stockholder’s notice will be timely if delivered to, or mailed to and received by, us not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”).  To bring an item of business before the 2016 Annual Meeting, a stockholder must deliver the requisite notice of such item to the Secretary of our Company not before April 15, 2016 or after May 15, 2016.  In the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, however, a stockholder’s notice will be timely delivered to, or mailed to, and received by, us not later than the close of business on the later of (a) the 90th day prior to the scheduled date of such Annual Meeting or (b) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors maintains a process for stockholders to communicate with them. Stockholders wishing to communicate with our Board should direct their communications to: Secretary of the Company, Destination XL Group, Inc., 555 Turnpike Street, Canton, Massachusetts 02021. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

OTHER MATTERS

As of this date, our management knows of no business, which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting of Stockholders. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

Appendix A

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

(as amended and restated effective as of August 1, 2013)

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

(as amended and restated effective as of August 1, 2013)

1.	Purpose	A-1
2.	Definitions	A-1
3.	Administration	A-5
4.	Shares Subject to Plan	A-6
5.	Eligibility; Per-Person Award Limitations	A-7
6.	Specific Terms of Awards	A-7
7.	Certain Provisions Applicable to Awards	A-12
8.	Code Section 162(m) Provisions	A-14
9.	Change in Control	A-15
10.	General Provisions	A-16

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

1.Purpose.  The purpose of this DESTINATION XL GROUP, INC. 2006 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist DESTINATION XL GROUP, INC., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan was originally adopted effective as of July 31, 2006, was amended effective as of August 27, 2009, August 5, 2010, and was further amended effective as of August 1, 2013.

2.Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a)“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b)“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof.  If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d‑3 under the Exchange Act and any successor to such Rule.

(e)“Board” means the Company's Board of Directors.

(f)“Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the4. Company or any Related Entity.  The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g)“Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)“Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee.  The  Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of  Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(j)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k)“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider.  Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l)“Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m)“Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(n)“Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o)“Director” means a member of the Board or the board of directors of any Related Entity.

(p)“Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q)“Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r)“Effective Date” means the effective date of the Plan, which shall be the Shareholder Approval Date.

(s)“Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity.  The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options.  An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t)“Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v)“Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w)“Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company's or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x)“Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y)“Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(z)“Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa)“Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb)“Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc)“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd)“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee)“Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(ff)“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg)“Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh)“Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj)“Prior Plan” means the Company’s 1992 Stock Incentive Plan, as amended.

(kk)“Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company  or a Subsidiary holds a  substantial ownership interest, directly or indirectly.

(ll)“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm)“Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo)“Shareholder Approval Date” means the date on which this Plan is approved shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed on quoted, and other laws, regulations and obligations of the Company applicable to the Plan.

(pp)“Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq)“Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr)“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss)“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3.Administration.

(a)Authority of the Committee.  The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board.  The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b)Manner of Exercise of Committee Authority.  The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.  The Committee may appoint agents to assist it in administering the Plan.

(c)Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.Shares Subject to Plan.

(a)Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 7,250,000; provided, however, that the maximum number of Shares issued or available for issuance under the Plan with respect to Awards other than Options and Stock Appreciation Rights shall not exceed 4,250,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)Application of Limitation to Grants of Award.  No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)Availability of Shares Not Delivered under Awards and Adjustments to Limits.

i.

If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

ii.

Awards that are settled or exercised through the payment of Shares shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement or exercise of any such Award.

iii.

Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period.  Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

iv.	Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.
v.

Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(d)No Further Awards Under Prior Plan.  In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date.

5.Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons.  Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted Awards that are not Performance Units with respect to more than 1,000,000 Shares.  In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $3,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full 12 month periods that are in the Performance Period.

6.Specific Terms of Awards.

(a)GeneralAwards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

i.

Exercise Price.  Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option.  If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted.  Other than pursuant to Section 10(c), (A) the terms of outstanding Options may not be amended to reduce the exercise price per Share of such Options, (B) an outstanding Option may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (i) cash or other Awards, in each case, having a Fair Market Value in excess of the amount by which the Fair Market Value of the Shares underlying such Option exceeds the aggregate exercise price of such Option or (ii) Options with an exercise price per Share that is less than the exercise price per Share of the original Option and (C) the Committee shall not be permitted to take any other action with respect to an Option that may be treated as a repricing, in each case, without approval of the Company’s shareholders.

ii.

Time and Method of Exercise.  Subject to the maximum term of any Option set forth in Section 7(b), the Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or Awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

iii.

Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification.  Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)

the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)

The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.  The grant price of a Stock Appreciation Right  shall not be less than the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.  Other than pursuant to Section 10(c), (A) the terms of outstanding Stock Appreciation Rights may not be amended to reduce the exercise price per Share of such Stock Appreciation Rights, (B) an outstanding Stock Appreciation Right may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (i) cash or other Awards, in each case, having a Fair Market Value in excess of the amount by which the Fair Market Value of the Shares underlying such Stock Appreciation Right exceeds the aggregate exercise price of such Stock Appreciation Right or (ii) Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Stock Appreciation Right and (C) the Committee shall not be permitted to take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, in each case, without approval of the Company’s shareholders.

(ii)Other Terms.  Subject to the maximum term of any Stock Appreciation Right set forth in Section 7(b), the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option.  Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option.  In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)Restricted Stock Awards.  The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

i.

Grant and Restrictions.  Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”).  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Plan and any

Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).  During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

ii.

Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

iii.

Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

iv.

Dividends and Splits.  As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

i.

Award and Restrictions.  Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.  Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

ii.

Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant's Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

iii.

Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act.  Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments.  Dividend Equivalents may be Awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.  Notwithstanding the foregoing, in no event shall Dividend Equivalents be paid in connection with the grant of a Performance Award until such time as the Committee has certified that the performance goals with respect to such Performance Award have been achieved for the relevant Performance Period.

(h)Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan.  Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  The Committee shall determine the terms and conditions of such Awards.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.Certain Provisions Applicable to Awards.

(a)Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).

(b)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market.  The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).  Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)Code Section 409A.

The following provisions shall apply to any Award that is or may potentially be subject to the requirements of Section 409A of the Code.

i.

The Award Agreement for any Award that the Committee reasonably determines to be a “non-qualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with~~,~~ the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

ii.	If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)

Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B)

The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)

Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)

In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

iii.

Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8.Code Section 162(m) Provisions.

(a)Covered Employees. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b)Performance Criteria.  If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals.  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction.  Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.  Except as otherwise specified by the Committee at the time the goals are set, the Committee shall exclude the impact of: (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event specified by the Committee at the time the goals are set.

(c)Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than 5 years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d)Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8.  The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Code Section 162(m).

9.Change in Control.

(a)Effect of “Change in Control.” If and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

i.Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

ii.Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

iii.With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b)Definition of “Change in Control”.  Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

i.

The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a "Controlling Interest"); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control:  (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

ii.

During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent

Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iii.

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.General Provisions.

(a)Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)Limits on Transferability; Beneficiaries.  No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)Adjustments.

i.

Adjustments to Awards.  In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.  Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation, formerly known as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or any other applicable accounting standard), the Committee shall make such adjustments to Awards on account of such equity restructuring as shall be necessary in order that the “fair value” of the adjusted Award immediately following the equity restructuring shall be equal to the “fair value” of the original Award immediately prior to the equity restructuring, based on the Share price and other pertinent factors on the effective date of the equity restructuring.  For purposes of the preceding sentence, “fair value” shall be determined in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation or any other applicable accounting standard.

ii.	Adjustments in Case of Certain Corporate Transactions.
(A)

In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (1) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (2) the assumption or substitution for, the outstanding Awards by the surviving corporation or its parent or subsidiary, (3) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (4)

settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction).  The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction).  A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(B)

For purposes of this Section 10(c)(ii), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

iii.

Other Adjustments.  The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant, provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments equal in value to the Shares withheld or received from the Participant in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f)Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award.  None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Shares awarded pursuant to this Plan unless and until the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award.  Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g)Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k)Non-U.S. Laws.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, which is the date the Plan was approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable  requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan.  Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained.  The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date.  Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

DESTINATION XL GROUP, INC.
Notice of 2015 Annual Meeting of
Stockholders and Proxy Statement
Thursday, August 13, 2015
9:00 A.M. EDT

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Please sign your proxy and
return it in the enclosed
postage-paid envelope so
that you may be represented
at the Annual Meeting.

ANNUAL MEETING OF STOCKHOLDERS OF

DESTINATION XL GROUP, INC.

August 13, 2015

GO GREEN

e-consent makes it easy to go paperless.  With e-consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste.  Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 13, 2015:

The Proxy Statement and 2015 Annual Report to Stockholders are available at http://investor.destinationxl.com/proxymaterials.cfm

PLEASE SIGN, DATE AND MAIL

YOUR PROXY CARD IN THE ENVELOPE

PROVIDED AS SOON AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, PLEASE MAKE YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES NAMED BELOW.

		For	Against	Abstain
Nominees:

	Seymour Holtzman	☐	☐	☐

	David A. Levin	☐	☐	☐

	Alan S. Bernikow	☐	☐	☐

	Jesse Choper	☐	☐	☐

	John E. Kyees	☐	☐	☐

	Willem Mesdag	☐	☐	☐

	Ward K. Mooney	☐	☐	☐

	George T. Porter, Jr.	☐	☐	☐

	Mitchell S. Presser	☐	☐	☐

	Ivy Ross	☐	☐	☐

2.	To reapprove the performance measures under the 2006 Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.	☐	☐	☐
3.	To approve, on an advisory basis, named executive officer compensation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending January 30, 2016. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.	☐	☐	☐

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED IT WILL BE VOTED AS SPECIFIED HEREIN.  IF NO SPECIFIC DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE AND “FOR” EACH OFTHE OTHER PROPOSALS.  RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF DESTINATION XL GROUP, INC. DATED JULY 2, 2015.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

MARK “X” HERE IS YOU PLAN TO ATTEND THE MEETING.		☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, lease sign in partnership name by authorized person.

Signature of Stockholder	Date	Signature of Stockholder	Date

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

This Proxy Is Solicited On Behalf Of The Board Of Directors

For The Annual Meeting Of Stockholders To Be Held On August 13, 2015

The undersigned stockholder of Destination XL Group, Inc. (the “Company”), hereby appoints Seymour Holtzman and David A. Levin, and each of them, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of Common Stock of the company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 13, 2015, at 9:00 A.M. local time, at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as set forth on the reverse hereof, upon the matters set forth thereon and more fully described in the Notice and Proxy Statement for such Annual Meeting, and, in their discretion, upon all such other matters as may properly come before the Annual Meeting.  The undersigned hereby revokes all proxies, if any, hitherto given by the undersigned for such Annual Meeting.

(Continued and to be signed on reverse side.)